SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party Other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as  permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-2

Modine Manufacturing Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

June 22, 2010

1500 DeKoven Avenue
Racine, Wisconsin  53403-2552

Notice of Annual Meeting of Shareholders

Date:	Thursday, July 22, 2010
Time:	9:00 a.m.
Place:	The Pfister Hotel 424 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Record Date:	May 28, 2010

The annual meeting is for the following purposes:

1.	To elect the Company-nominated slate of three directors for terms expiring in 2013;

2.	To ratify the appointment of the Company's independent registered public accounting firm; and

3.	To consider any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

Margaret C. Kelsey
Vice President – Corporate Development,
General Counsel and Secretary

June 22, 2010

PROXY STATEMENT

Your vote at the annual meeting is important to us.  Please vote your shares of common stock by calling a toll-free telephone number, logging onto the Internet or by completing the enclosed proxy card and returning it in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on July 22, 2010 – the Notice and Proxy Statement and 2010 Annual Report on Form 10-K are available at www.proxyvote.com and www.modine.com.

1

PROXY STATEMENT

2010 Annual Meeting of Shareholders of Modine Manufacturing Company

SOLICITATION OF PROXIES

This proxy statement is solicited on behalf of the Board of Directors for use at the 2010 Annual Meeting of Shareholders.

The meeting will be held at 9:00 a.m. on July 22, 2010 at:

The Pfister Hotel
424 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

This proxy statement and accompanying proxy card are first being sent to shareholders on or about June 22, 2010.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Rules of Conduct for the annual meeting are attached as Appendix A.  Please review the Rules of Conduct before attending the annual meeting.  The Rules of Conduct will also be distributed at the annual meeting.

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on May 28, 2010, the record date.  A total of 46,261,554 shares of common stock were outstanding as of the record date and entitled to vote at the annual meeting.  You have one vote for each share of common stock you own.  The holders of common stock do not have cumulative voting rights.  The enclosed proxy card shows the number of shares you may vote.

How do I vote?

You may vote in person or by a properly appointed proxy.

Registered Holders

Registered holders may vote by completing and mailing the enclosed proxy card or electronically either via the Internet or by calling Broadridge Financial Solutions, Inc.  Specific instructions are set forth on the enclosed proxy card.  You may also vote in person at the annual meeting.

The Internet and telephone voting procedures on the enclosed proxy card are for your convenience and reduce costs for Modine.  The procedures are designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Street Name Holders

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.  If your bank or brokerage firm is participating in the Broadridge Investor
Communication Services’ program, your voting form will provide you with instructions.

401(k) Retirement Plan Participants

If you are a participant in one of Modine’s 401(k) Retirement Plans, you will receive a proxy on which you may indicate your voting instructions for the shares held in your plan account.  The trustee for the plan, Marshall & Ilsley Trust Company N.A., will vote your shares as you direct.  If a proxy is not returned for shares held in a plan, the trustee generally will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted, although it may do otherwise in its discretion.

May I vote in person at the annual meeting?

Although we encourage you to complete and return the proxy card or vote via the Internet or by telephone to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.  You will need to obtain a “legal proxy” from your broker if you hold your shares in street name and want to vote those shares at the annual meeting in person.

Please tell us when you appoint your proxy if you plan on attending the annual meeting so that we may have an accurate count of the number of shareholders attending the meeting.

What does the Board of Directors recommend?

The Board of Directors’ recommendation is included with the description of each item in this proxy statement.  In summary, the board recommends a vote:

FOR election of the Company-nominated slate of three directors for terms expiring in 2013 (see Item 1); and

FOR ratification of the Company's independent registered public accounting firm (see Item 2).

Unless you give other instructions, the persons named as proxies will vote FOR Items 1 and 2.

What if other matters come up at the annual meeting?

To our knowledge, the matters described in this proxy statement are the only matters that will be subject to a vote at the annual meeting.  If other matters are properly presented, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

Yes, you may change your vote by revoking your proxy.  You may revoke your proxy by:

•	submitting a new proxy;

•	giving written notice before the annual meeting to the Company’s Secretary stating that you are revoking your previous proxy;

•	revoking your proxy in the same manner you initially submitted it – by Internet, the telephone or mail; or

•	attending the annual meeting and voting your shares in person.

If you decide to vote your shares in person, we prefer that you first revoke your prior proxy in the same way you initially submitted it – that is, by Internet, the telephone or mail.  The presence at the annual meeting of a shareholder who has made an effective proxy appointment does not, by itself, constitute a revocation of a proxy appointment.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.  Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Voting on the Election of Directors (Item 1)

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Voting on the Ratification of Independent Registered Public Accounting Firm (Item 2)

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Who will count the votes?

Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes under the supervision of the Inspectors of Election appointed by the Board of Directors.

Who pays for this proxy solicitation?

Modine pays for the proxy solicitation.  Directors, officers and employees of Modine, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile transmission or other means.  Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

How may I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements.  Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail.  See the next two questions and answers and your proxy card for more information.

Are proxy materials and the annual report available electronically?

Yes, they are available at www.proxyvote.com and on our website, www.modine.com. In addition, shareholders may elect to view future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail.  If you are a shareholder of record, you may choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote on the Internet.  On the referenced website, you will be given instructions to choose to receive future proxy statements and annual reports electronically.  If you hold your stock in street name, please refer to the information provided by the party in whose name the shares are held for instructions on how to elect to view future proxy statements and annual reports on the Internet.

What happens if multiple shareholders share the same address?

We adopted a procedure called "householding" so we are sending only one proxy statement to those with the same last name at a single address, unless we have received instructions to do otherwise.  Householding reduces our printing and postage costs.  If a shareholder of record wishes to receive a separate copy of a proxy statement or annual report in the future, he or she may provide written notice to the Company’s Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, WI 53403-2552,  or oral notice by calling 262-636-1517 and tell us so.  Upon written or oral request, the Company will promptly send a copy of either document.

Shareholders of record sharing the same address and receiving multiple copies of the annual report and proxy statement may request householding by contacting us in the same manner.  If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock by:

•	persons known by the Company to beneficially own more than 5 percent of the outstanding shares;

•	nominees for director and directors of the Company;

•	the executive officers of the Company named in the Summary Compensation Table in the Executive Compensation section of this proxy statement; and

•	all current directors and executive officers of the Company as a group.

	Common Stock

Name and Address of Owner (1)	Number of Shares Owned and Nature of Interest (2)(3)	Percent of Class

Wellington Management Company, LLP (4)	5,006,510	10.8
75 State Street
Boston, Massachusetts 02109

BlackRock, Inc. (5)	4,345,847	9.4
40 East 52nd Street
New York, New York 10022-5911

FMR LLC and affiliates (6)	3,794,539	8.2
82 Devonshire Street
Boston, Massachusetts 02109

Mario J. Gabelli and affiliates (7)	3,769,121	8.1
One Corporate Center
Rye, New York 10580-1435

Dimensional Fund Advisors LP (8)	2,482,336	5.4
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

David J. Anderson	0	*

Charles P. Cooley	10,196	*

Frank P. Incropera	29,203	*

Frank W. Jones (9)	99,068	*

Dennis J. Kuester	64,358	*

Vincent L. Martin (10)	60,867	*

Larry O. Moore	0	*

Gary L. Neale	91,267	*

Christopher W. Patterson	850	*

Marsha C. Williams	30,475	*

Michael T. Yonker	56,013	*

Thomas A. Burke	220.447	*

Bradley C. Richardson (11)	160,566	*

Klaus A. Feldmann	164,368	*

Thomas F. Marry	113,302	*

Margaret C. Kelsey	56,802	*

Scott L. Bowser	42,929	*

All directors and executive officers as a group (16 persons)(12)(13)	1,040,145	2.2

* Represents less than 1 percent of the class.

(1)
Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or her name.  The number of shares set forth for nominees for director, directors and executive officers (other than Mr. Richardson, see note 11 below) is reported as of May 28, 2010, the record date.  The number of shares for 5 percent shareholders is as of the date the shareholder reported the holdings in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless more recent information was provided.  The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Exchange Act Rule 13d-3, and other facts known to the Company.  It includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of the record date.  Such information is not necessarily to be construed as an admission of beneficial ownership.

(2)
Includes shares of common stock issuable upon the exercise of options within 60 days of May 28, 2010, the record date, as follows: Dr. Incropera - 20,487 shares; Mr. Jones - 36,876 shares; Mr. Kuester - 36,876 shares; Mr. Martin - 20,487 shares; Mr. Neale – 37,900 shares; Ms. Williams – 20,487 shares and Mr. Yonker - 36,876 shares.

(3)	Includes the following:

	Number of Shares

Name	Direct Ownership	Options Exercisable within 60 Days of May 28, 2010	Held in 401(k) Retirement Plan	Attributable to Deferred Comp. Plan	Restricted Shares (Not Vested)

Thomas A. Burke	28,857	114,344	279	334	41,515

Bradley C. Richardson	33,840	125,425	0	1,301	0

Klaus A. Feldmann	23,723	113,463	0	0	16,475

Thomas F. Marry	12,492	47,703	938	35,343	9,931

Margaret C. Kelsey	7,505	36,522	319	0	7,104

Scott L. Bowser	11,016	19,411	1,565	0	5,682

(4)
Based on Schedule 13G filed under the Exchange Act, dated February 12, 2010.  Wellington Management Company, LLP has the shared power to vote or direct the vote of 4,931,980 of the reported shares and shared power to dispose or to direct the disposition of the reported shares.

(5)
Based on Schedule 13G filed under the Exchange Act, dated January 20, 2010.  BlackRock, Inc. has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the reported shares.

(6)
Based on Schedule 13G filed under the Exchange Act, dated February 12, 2010.  FMR, LLC and certain affiliated entities and individuals have no power to vote or direct the vote of the reported shares and have sole power to dispose or direct the disposition of the reported shares.

(7)
Based on Schedule 13D filed under the Exchange Act, dated March 23, 2010. Each reporting person included in the Schedule 13D: Gabelli Funds, LLC; GAMCO Asset Management Inc. ("GAMCO"); Teton Advisors, Inc.; GGCP, Inc.; GAMCO Investors, Inc.; and Mario J. Gabelli, has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the reported shares, except that (i) GAMCO does not have authority to vote 126,855 of the reported shares, and (ii) in certain circumstances, proxy voting committees may have voting power over the reported shares.

(8)
Based on Schedule 13G filed under the Exchange Act dated February 10, 2010. Dimensional Fund Advisors LP has the sole power to vote or direct the vote and the sole power to dispose of or direct the disposition of the reported shares.

(9)	Mr. Jones shares the power to vote and dispose of 11,295 shares of common stock with his spouse.

(10)	Mr. Martin shares the power to vote and dispose of 25,000 shares of common stock with his spouse.

(11)
Mr. Richardson resigned as Executive Vice President – Corporate Strategy and Chief Financial Officer of the Company effective November 13, 2009.  Information contained in this table for Mr. Richardson was gathered from Mr. Richardson’s most recent Form 4 dated June 9, 2009.

(12)	Includes 604,291 shares subject to the exercise of options within 60 days of May 28, 2010.

(13)	None of the shares of common stock held by a director or executive officer are pledged as security.

ITEM 1 - ELECTION OF DIRECTORS

Action will be taken at the 2010 Annual Meeting of Shareholders for the election of three directors to serve as directors until the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.  The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms.  The Board of Directors currently consists of twelve members with three classes of three, five and four directors each.

The nominees for election are Thomas A. Burke, Charles P. Cooley and Gary L. Neale, each of whom is an incumbent standing for re-election.  The election will be determined by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.

It is intended that the persons appointed as proxies will vote FOR the election of the nominees listed below, unless instructions to the contrary are given to them.  The nominees have indicated that they are able and willing to serve as directors.  While it is not anticipated that any of the nominees will be unable to take office, if that happens, it is intended that the proxies will vote FOR the substitute nominee(s) designated by the Board of Directors.  In accordance with the Company’s Bylaws, a director shall hold office until the end of such director’s term and until the director’s successor shall have been elected, there is a decrease in the number of directors or until his or her prior death, resignation or removal.  Vacancies may be filled by the shareholders or the remaining directors. See Selection of Nominees to the Board of Directors below.

The Company's Bylaws provide that each Director shall retire at the close of the term in which he or she attains the age of 70 years, except that the provision shall not apply to any director who has been exempted from the provision by a resolution passed by a two-third's vote of the Board of Directors.  The Board of Directors voted unanimously (with Mr. Neale abstaining) to allow Mr. Neale to seek re-election to another term on the board given his years of exemplary service to the Company, the board’s desire to preserve continuity and his importance as the board Chair.

The Board of Directors recommends a vote FOR all of the director-nominees:  Messrs. Burke, Cooley and Neale.

Qualifications of Modine’s Board of Directors as a Governing Entity

Modine's board consists of proven business and technology leaders from various industries, disciplines and end markets, who know Modine, its products and its businesses well.  For a majority of the members of the board, that knowledge has been gained in years of service as Modine board members.  For individuals who are new to the board, that knowledge was gained in employment with industry leaders in markets important to the Company - commercial vehicle original equipment manufacturers ("OEMs"), off-highway OEMs and developers and manufacturers of commercial HVAC products.  The board benefits from the interplay among a technologist at an internationally recognized university; sitting Chief Financial Officers of large, complex public companies; former managers of public companies, including international companies; Modine's Chief Executive Officer; and, now, former managers of OEMs in the Company's markets, as described above, as well as the experience brought by those who serve on other public company boards.  Modine's board consists of dedicated individuals with high integrity and discipline, who have a strong desire to use their skills to govern Modine in a responsible manner.  The individual qualifications of the members of the Board of Directors relevant to Modine are set forth in the biographies below.

Biographies of Nominees and Continuing Directors

Name	Principal Occupation and Directorships

Nominees to be Elected for Terms Expiring in 2013:

Thomas A. Burke Age 53 Director since April 2008	Current Position:	President and Chief Executive Officer of the Company (since April 2008) and Interim Principal Financial Officer.

Experience:
Mr. Burke joined Modine in May 2005 as Executive Vice President and subsequently served as Executive Vice President and Chief Operating Officer (July 2006 – March 2008).  Prior to joining Modine, Mr. Burke worked for nine years in various management positions with Visteon Corporation in Detroit, Michigan, a leading supplier of parts and systems to automotive manufacturers, including as Vice President of North American Operations (2002 – May 2005) and Vice President, European and South American Operations (2001 – 2002).  Prior to working at Visteon, Mr. Burke worked in positions of increasing responsibility at Ford Motor Company.

Individual Qualification:
Specific and unique understanding of Modine’s global operating activities and issues; extensive knowledge of the challenges experienced by a global supplier of thermal management products to global vehicular customers.

Charles P. Cooley Age 54 Director since 2006	Current Position:	Senior Vice President and Chief Financial Officer (since April 2009) of The Lubrizol Corporation, a specialty chemical company.

Experience:
Mr. Cooley joined The Lubrizol Corporation as Vice President and Chief Financial Officer (April 1998 – July 2005) and subsequently served as its Senior Vice President, Treasurer and Chief Financial Officer (July 2005 – April 2009).  Prior to joining The Lubrizol Corporation, Mr. Cooley was Assistant Treasurer of Corporate Finance, Atlantic Richfield Company (ARCO) and Vice President, Finance, ARCO Products Company.

	Individual Qualification:	Substantial chief financial officer experience in a global public company, including extensive knowledge of capital management and internal controls.

Gary L. Neale Age 70 Director since 1977	Current Position:	Chairman of the Board of Modine since April 1, 2008.

Experience:
Mr. Neale served as the Chief Executive Officer (1993 – July 2005) and President (1994 – 2004) of NiSource, Inc., a holding company for gas and electric utilities and other energy-related subsidiaries.

	Public Company Directorships:	Chicago Bridge & Iron Company N.V.; NiSource, Inc. (Chairman, 1993 to January 2007)

	Individual Qualification:	Extensive understanding of the management of a large, complex public corporation and unparalleled knowledge of Modine’s history given his tenure on the Board of Directors.

Directors Continuing in Service for Terms Expiring in 2011:

David J. Anderson Age 62 Director since May 2010	Current Position:	Retired.

Experience:
Mr. Anderson retired as President and Chief Executive Officer of Sauer-Danfoss Inc., a worldwide leader in the design, manufacture and sale of engineered hydraulic, electric and electronic systems and components.  Mr. Anderson served in this capacity and as a director of the company from 2002 until his retirement in 2009.  Prior to this, he served in various senior leadership positions in strategic planning, business development and sales and marketing.

	Public Company Directorships:	MTS Systems Corporation; Schnitzer Steel Industries, Inc.; and Sauer-Danfoss Inc. (July 2002 - June 2009; Executive Director and Co-Vice Chairman (June 2008 – June 2009))

	Individual Qualification:	Significant experience and understanding of successfully leading and growing a global, high technology industrial company serving the off-highway OEM market.

Frank P. Incropera Age 71 Director since 1999	Current Position:	Clifford and Evelyn Brosey Professor of Mechanical Engineering (since July 2006) of the University of Notre Dame's College of Engineering.

Experience:
From 1998 to July 2006, Dr. Incropera was McCloskey Dean of the University of Notre Dame’s College of Engineering.  Dr. Incropera taught at Purdue University (1966 to 1998) with research leaves at NASA – Ames (1969), U.C. Berkley (1973 to 1974) and The Technical University of Munich (1988).

	Individual Qualification:	Renowned expert in thermal management technology.

Vincent L. Martin Age 70 Director since 1992	Current Position:	Retired.

Experience:
Mr. Martin was Chairman of the Board (1986 - 2004) of Jason Incorporated, a diversified manufacturing company.  He also served as the Chief Executive Officer (1986 – 1999) of Jason Incorporated.  Prior to that time, Mr. Martin held management positions with AMCA International, FMC Corporation and Westinghouse Air Brake.

	Public Company Directorships:	Proliance International, Inc.

	Individual Qualification:	Extensive understanding of global manufacturing and vehicular supply.

Larry O. Moore Age 60 Director since May 2010	Current Position:	Retired.

Experience:
Mr. Moore retired as Senior Vice President, Module Centers & Operations of Pratt & Whitney, a division of United Technologies Corporation and a manufacturer of aircraft engines.  Mr. Moore served in this capacity from 2002 until his retirement in 2009.  Prior to joining Pratt & Whitney, Mr. Moore served in various management positions with Cummins, Inc. and Ford Motor Company.

Individual Qualification:
Extensive experience in global operations, including low cost country production, operational excellence as well as a deep knowledge of the diesel engine markets for off-highway and the commercial truck markets.

Marsha C. Williams Age 59 Director since 1999	Current Position:	Senior Vice President and Chief Financial Officer (since July 2007) of Orbitz Worldwide, Inc., an online travel company.

Experience:
Prior to joining Orbitz Worldwide, Ms. Williams was Executive Vice President and Chief Financial Officer (2002 – February 2007) of Equity Office Properties Trust, a real estate investment trust.  Prior to that time, Ms. Williams was Chief Administrative Officer of Crate and Barrel and served as Vice President and Treasurer of Amoco Corporation; Vice President and Treasurer of Carson Pirie Scott & Company; and Vice President of The First National Bank of Chicago.

	Public Company Directorships:	Chicago Bridge & Iron Company N.V.; Fifth Third Bancorp.; Davis Funds; and Select Funds (1995 – 2008)

	Individual Qualification:	Substantial chief financial officer experience in complex, global public companies, including extensive knowledge of capital management and internal controls.

Directors Continuing in Service for Terms Expiring in 2012:

Frank W. Jones Age 70 Director since 1982	Current Position:	Independent management consultant in Tucson, Arizona.

Experience:
Mr. Jones's forty-five year career in business includes over twenty-five years of service with Giddings & Lewis, Inc., a manufacturer of machine tools and, at that time, a NYSE-listed company, the last five as President and Chief Executive Officer.  Mr. Jones served as an officer of the Company in 1986 and 1987.

	Individual Qualification:	Thorough understanding of corporate governance matters as well as broad business management experience and significant outside board knowledge and experience.

Dennis J. Kuester Age 68 Director since 1993	Current Position:	Chairman of the Board (since January 2005) of Marshall & Ilsley Corporation, a bank holding company.

	Experience:	Mr. Kuester served as the Chief Executive Officer (January 2002 – April 2007) and President (1987 – April 2005) of Marshall & Ilsley Corporation.

	Public Company Directorships:	Marshall & Ilsley Corporation; Wausau Paper Corporation; Metavante Technologies Inc. (2007 - 2009)

	Individual Qualification:	Substantial understanding of financial markets, particularly relative to mid-cap industrial companies such as Modine.

Christopher W. Patterson Age 56 Director since May 2010	Current Position:	Retired.

Experience:
Mr. Patterson recently retired as President and Chief Executive Officer of Daimler Trucks North America LLC.  Daimler Truck is a leading producer of heavy-duty and medium-duty trucks and specialized commercial vehicles in North America.  Mr. Patterson served in this capacity from 2005 until his retirement in 2009.  Prior to this he held senior positions, including as Senior Vice President, Service & Parts, with Freightliner LLC (predecessor to Daimler Trucks North America) and other international, commercial truck producers.

	Individual Qualification:	Significant understanding of the commercial truck markets and the needs of global, original equipment manufacturers. Extensive strategic sales and marketing experience at a senior leadership level.

Michael T. Yonker Age 67 Director since 1993	Current Position:	Retired.

Experience:
Mr. Yonker was President and Chief Executive Officer (1989 - 1998) of Portec, Inc., a manufacturer of material handling equipment.  Throughout his 32 year career in business, Mr. Yonker held a number of senior management positions at several environmental and industrial products firms.

	Public Company Directorships:	Woodward Governor Company; EMCOR Group, Inc.; and Proliance International, Inc. (2005 - 2006)

	Individual Qualification:	Broad business management experience, extensive knowledge of Modine and significant outside board experience.

CORPORATE GOVERNANCE

The Company's business is managed under the direction of its Board of Directors, pursuant to the laws of the State of Wisconsin, its Amended and Restated Articles of Incorporation and its Bylaws.  Members of the Board of Directors are kept informed of the Company's operations through discussions with the CEO and key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Company reviews and evaluates its corporate governance policies and practices, particularly in light of rule changes made by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (the “NYSE”), and believes that its current policies and practices meet these requirements.  Our corporate governance policies, including our Guidelines on Corporate Governance and charters for committees of the board, are available on our website, www.modine.com, and are available in print to any shareholder or other interested person upon request.

Code of Ethics

On November 10, 2009, Modine adopted a Code of Ethics and Business Conduct (the “Code of Ethics”).  The Code of Ethics summarizes the compliance and ethical standards and expectations we have for all our employees, officers (including our principal executive officer, principal financial officer and principal accounting officer) and directors with respect to their conduct in furtherance of Company business.  It contains procedures for reporting suspected violations of the Code of Ethics, including procedures for the reporting of questionable accounting or auditing matters or other concerns regarding accounting, internal accounting controls or auditing matters.  The Company has established a Business Ethics Program through which employees and others may report concerns, anonymously and in confidence, regarding such matters.  A copy of our Code of Ethics, as well as further information regarding our Business Ethics Program, is available on our website, www.modine.com.  These materials are also available in print to any shareholder or other interested person upon request.  If we make any substantive amendment to the Code of Ethics, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if a waiver from the Code of Ethics is granted to an executive officer or director, we will disclose the nature of such waiver on our website, in a press release or in a current report on Form 8-K.

Director Independence

The Company requires, as set forth in its Guidelines on Corporate Governance, that a majority of the board’s members be independent.  However, the Company believes it is in its best interest to have the CEO and certain other executive officers serve as a director.  At a minimum, to qualify as "independent," a director must meet the independence standards of the NYSE.  The Corporate Governance and Nominating Committee assesses independence on a regular basis, and each director is responsible for bringing to the attention of that committee any changes to his or her status that may affect independence.  In addition, the directors complete, on an annual basis, a questionnaire prepared by the Company that is designed to elicit information that the Company uses to assess director independence.  At least annually, the board reviews the relationships that each director has with the Company.  Only those directors that the board affirmatively determines have no material relationship with the Company, and who do not have any of the relationships that prevent independence under the standards of the NYSE, are considered to be independent directors.

The board has determined that the following directors are independent within the meaning of the listing standards of the NYSE: Messrs. Anderson, Cooley, Jones, Kuester, Martin, Moore, Neale, Patterson and Yonker, Dr. Incropera and Ms. Williams.  The board concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence and had no other business or other relationships with the Company that would preclude a determination of their independence.  Mr. Burke is not independent given his position as President and CEO of the Company.

Non-Executive Chairman

In 2008, the Board of Directors appointed Gary L. Neale Non-Executive Chairman of the Board.  As Non-Executive Chairman of the Board, Mr. Neale presides over meetings of the shareholders, the Board of Directors and executive sessions of the Board of Directors and carries out such other duties as directed by the Board of Directors.  The Company believes this leadership structure is in the best interest of the Company’s shareholders because it allows the Company to benefit from the leadership ability and industry experience that each of Mr. Neale and Mr. Burke possesses.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight for the Company.  Management provides the board with information on a regular basis to keep the members of the Board of Directors apprised of risks Company management identify.   These risks, including financial, organizational and strategic risks, are reviewed and discussed with the board as part of the business and operating review conducted at each of the board’s regular meetings.  As described below in the Roles of the Board’s Committees, the Board of Directors has delegated certain responsibilities to its committees.  The committees have oversight of risks that fall within the committee’s responsibilities.  The Audit Committee has primary oversight of the Company’s financial reporting, internal control and compliance risks.  The ONC Committee evaluates the risks arising from the Company’s compensation policies and programs as described in Compensation-Related Risk Assessment below.  Company management is responsible for managing risk and, in fiscal 2010, initiated an enterprise risk management (“ERM”) program.  Company management intends to further develop the ERM program and expects to make regular reports to the board and its committees, as appropriate, in the future.

Selection of Nominees to the Board of Directors

The Corporate Governance and Nominating Committee (the “Nominating Committee”) considers prospective candidates for board membership who are recommended by its members, as well as management, shareholders and independent consultants hired by the Nominating Committee.  The Nominating Committee may also decide to engage a professional search firm to assist in identifying qualified candidates.  When such a search firm is engaged, the Nominating Committee sets its fees and scope of engagement.

Once the Nominating Committee identifies a prospective nominee, it initially determines whether to conduct a full evaluation of the candidate.  The Nominating Committee makes its initial determination based on the information provided to it with the recommendation of the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Nominating Committee evaluates the prospective nominee, considering factors it deems appropriate, including the current composition of the board and the evaluations of other prospective nominees.  In assessing candidates, the board considers issues such as the individual’s education, experience, contribution to diversity of the board, industry knowledge and understanding of matters such as finance, manufacturing, technology and others frequently encountered by a global business.

In choosing a candidate for board membership, every effort is made to complement and supplement skills within the existing board and strengthen any identified areas.  Further criteria include a candidate's personal and professional ethics, integrity and values, as well as his or her willingness and ability to devote sufficient time to attend meetings and participate effectively on the board.

In connection with this evaluation, the board determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, and others as appropriate, including the Non-Executive Chairman, will interview prospective nominees.  After completing the evaluation and interview, the Nominating Committee makes a recommendation to the board regarding the nomination of a candidate and the board acts on that recommendation.

Shareholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors.   Shareholders who desire to nominate a person or persons for election to the board must comply with the notice requirements in the Bylaws, a copy of which is available from the Company’s Secretary.  For consideration at the 2011 Annual Meeting of Shareholders, nominations must be received by the Secretary no earlier than April 13, 2011 and no later than May 9, 2011.  Shareholders who want to submit a recommendation for a director candidate for the board may submit the recommendation to the board using the procedure described below under Shareholder and Other Interested Persons’ Communication with the Board.  The Nominating Committee intends to evaluate candidates recommended by shareholders in the same manner that it evaluates other candidates. The Nominating Committee requests that it receive any such recommendations by October 1, 2010 for the 2011 Annual Meeting of Shareholders.

Shareholder and Other Interested Persons’ Communication with the Board

Shareholders and other interested persons wishing to communicate with the Board of Directors or with a board member (including the Non-Executive Chairman) should address communications to the board or to the particular board member, c/o Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552.  In accordance with a process approved by the Board of Directors, the Secretary reviews all such correspondence.  The Secretary forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the board or committees thereof or that she otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Business Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  From time to time, the board may change the process by which shareholders and other interested persons may communicate with the Board of Directors or its members.  Please refer to the Company's website, www.modine.com, for any changes to this process.

Board Meetings and Committees

The Board of Directors held eight meetings during the fiscal year ended March 31, 2010 and had the following four standing committees: Audit; Officer Nomination & Compensation; Corporate Governance and Nominating; and Technology.

In July of each year, the board selects the members of each of the committees.  The table below shows the membership of each committee, the number of times the board and each committee met and the attendance at those meetings.  All directors attended at least 75 percent of the aggregate of the board meetings and meetings of committees on which he or she served.  The Technology Committee, the members of which are Dr. Incropera and Messrs. Cooley, Jones, and Martin, did not meet during fiscal 2010.

Meetings Attended	Board	Committee

Thomas A. Burke	8 of 8 (100%)	Not applicable

Charles P. Cooley	8 of 8 (100%)	(Chair) Audit 4 of 4 (100%)
Corp. Gov. 2 of 3 (67%)

Frank P. Incropera	7 of 8 (88%)	Audit 4 of 4 (100%)
Corp. Gov. 3 of 3 (100%)

Frank W. Jones	8 of 8 (100%)	Audit 2 of 2 (100%)
Corp. Gov. 3 of 3 (100%)

Dennis J. Kuester	7 of 8 (88%)	ONC 5 of 5 (100%)
Corp. Gov. 3 of 3 (100%)

Vincent L. Martin	8 of 8 (100%)	ONC 5 of 5 (100%)
Corp. Gov. 3 of 3 (100%)

Gary L. Neale	8 of 8 (100%)	Not applicable

Bradley C. Richardson	5 of 5 (100%)	Not applicable

Marsha C. Williams	8 of 8 (100%)	Audit 4 of 4 (100%)
(Chair) ONC 5 of 5 (100%)
Corp. Gov. 3 of 3 (100%)

Michael T. Yonker	8 of 8 (100%)	Audit 1 of 2 (50%)
ONC 5 of 5 (100%)
(Chair) Corp. Gov. 3 of 3 (100%)

Audit = Audit Committee
ONC = Officer Nomination & Compensation Committee
Corp. Gov. = Corporate Governance and Nominating Committee

Attendance at the Annual Meeting.  Although the Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders, it expects them to do so and the Company's directors historically have attended these meetings.  All of the then current directors attended the 2009 Annual Meeting of Shareholders.  The Board of Directors conducts its annual meeting directly after the Annual Meeting of Shareholders.

Roles of the Board's Committees

Audit Committee

The Audit Committee is a separately designated standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The functions of the Audit Committee are described below in the Report of the Audit Committee in this proxy statement. The charter of the Audit Committee is available on the Company's website, www.modine.com.

The Board of Directors has determined that each member of the Audit Committee is “independent” as defined in the corporate governance listing standards of the NYSE relating to audit committees.  The Board of Directors has determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Cooley (the Chair of the Committee) and Ms. Williams each qualify as an “audit committee financial expert” within the meaning of the SEC rules.

Officer Nomination & Compensation Committee

Composition.  The Officer Nomination & Compensation Committee of the Board of Directors (the “ONC Committee”) is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.

Scope of Authority.  The ONC Committee reviews the performance of the executive officers, other than the CEO, and works in conjunction with the Nominating Committee to review the performance of the CEO; reviews candidates for positions as officers; makes recommendations to the board on officer candidates; makes recommendations to the board on compensation of the CEO; establishes the compensation of non-CEO executive officers and other officers of the Company; considers recommendations made by management relating to director compensation and presents those recommendations to the board; administers the incentive compensation plans in which executive officers and directors participate; and, since the elimination of the Pension Committee, as described below, reviews the Company’s benefit programs made available to some or all employees of the Company.  The charter of the ONC Committee is available on the Company's website, www.modine.com.

Role of the Compensation Consultant. The ONC Committee retained Towers Watson as its independent executive compensation consultant through May 2010.  Towers Watson reported directly to the ONC Committee.  A representative of Towers Watson attended meetings of the ONC Committee as requested, and communicated with the Chair of the ONC Committee between meetings; however, the ONC Committee made all decisions regarding the compensation of Modine’s officers, including its named executive officers.

The ONC Committee recognizes the potential for entrenchment with management and consultants, particularly consultants providing information that supports compensation level decisions.  The ONC Committee in no way delegated its function and responsibilities to Towers Watson, management or any other service provider.

The ONC Committee regularly reviews the services provided by its outside consultants.  Towers Watson also acted as a consultant to the Company on matters concerning health care plan administration and strategy.  The ONC Committee believes that Towers Watson provided independent services to the ONC Committee but exercised right to replace Towers Watson at any time.

Role of Executive Officers.  Mr. Burke, as CEO, recommends to the ONC Committee any compensation changes affecting the Company’s officers, including the other named executive officers included in the Summary Compensation Table below.  Mr. Burke reviews with the ONC Committee the performance goals of each officer and the level of achievement of those goals as well as the Company’s performance during the fiscal year.  Of increasing importance in this review process are retention considerations.  The ONC Committee reviews Mr. Burke’s recommendations and either approves or does not approve any compensation changes affecting officers of the Company.  Mr. Burke has no role in setting his own compensation.

Compensation Committee Interlocks and Insider Participation.  The members of the ONC Committee are Dennis J. Kuester, Vincent L. Martin, Marsha C. Williams (chair) and Michael T. Yonker.  See the Director Independence section above for additional information concerning director independence.

The Company had no “Compensation Committee Interlocks” as described by the SEC during fiscal 2010.

Corporate Governance and Nominating Committee

The Nominating Committee develops and implements policies and practices relating to corporate governance matters, including reviewing and monitoring implementation of the Company's Guidelines on Corporate Governance and the Code of Ethics; develops and reviews background information on prospective nominees to the board and makes recommendations to the board regarding such persons; supervises the board's annual self-evaluation working with an outside law firm to conduct such evaluation; and works with the ONC Committee, as appropriate, to review and monitor succession plans relating to the CEO and to evaluate the performance of the CEO.  The Nominating Committee is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.  The charter of the Nominating Committee is available on the Company's website, www.modine.com.

Technology Committee

The Technology Committee reviews and makes recommendations, as appropriate, to the entire Board of Directors on major strategies and other subjects related to the Company’s approach, emphasis, and direction with regard to technical innovation and opportunities; the technology acquisition process to assure ongoing business growth; and development and implementation of measurement and tracking systems important to successful innovation.

Compensation of Directors

Employees of Modine do not receive any compensation for serving on the board.  For the 2010 fiscal year, non-employee directors, including the Chairman of the Board, received the following: an annual retainer of $35,000, payable quarterly; $1,750 for each board meeting attended; $1,500 for each committee meeting attended; an annual retainer of $5,000 for acting as Chair of the ONC Committee, Nominating Committee or Technology Committee and an annual retainer of $10,000 for acting as Chair of the Audit Committee; reimbursement for travel, lodging, and related expenses incurred in attending board and/or committee meetings; and travel-accident and director and officer liability insurance.  The Board of Directors determined that all board fees as described above earned from April 1, 2009 through December 2009 (other than reimbursements for travel, lodging and related expenses) would be accrued but not paid until December 2009.  The Company paid such accrued amounts in December 2009.

The 2008 Incentive Stock Plan (the “Incentive Plan”) gives discretion to the board, or a committee of the board, to grant stock options and stock awards to non-employee directors.  The Incentive Plan is currently administered by the ONC Committee.  The board or the ONC Committee, as applicable, has broad discretionary authority to set the terms of awards under the Incentive Plan.  It is the current policy of the Board of Directors to grant unrestricted stock awards to each non-employee director after the annual meeting.  The Company granted each non-employee director of the Company (other than the Non-Executive Chairman) 5,680 unrestricted shares of stock after the 2009 Annual Meeting of Shareholders.  The Company granted Mr. Neale, the Non-Executive Chairman, 14,648 shares of stock at the same time.  The Company granted Mr. Neale the greater number of shares to compensate him for his work as Non-Executive Chairman.  As Non-Executive Chairman, Mr. Neale, among other duties, generally attends all meetings of the board’s committees but does not receive any attendance fee for those meetings.

The following table sets forth compensation paid to or accrued for non-employee members of the Company’s Board of Directors in fiscal 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Change in Pension Value ($)(3)	Total ($)

Charles P. Cooley	65,500	37,999	NA	103,499

Frank P. Incropera	61,500	37,999	0	99,499

Frank W. Jones	59,000	37,999	39,743	136,742

Dennis J. Kuester	57,000	37,999	8,549	103,548

Vincent L. Martin	57,500	37,999	10,928	106,427

Gary L. Neale	46,500	97,995	54,172	198,627

Marsha C. Williams	68,500	37,999	505	107,004

Michael T. Yonker	65,000	37,999	8,549	111,548

(1)
After the 2009 Annual Meeting of Shareholders, all of the independent directors, other than Mr. Neale, were granted 5,680 shares of unrestricted stock under the Incentive Plan.  As explained above, the Company granted 14,648 shares of unrestricted stock to Mr. Neale at that same time.

None of the directors included in the table above held any unvested stock awards as of the end of fiscal 2010.  As of March 31, 2010, the directors included in the table above held options to purchase shares of common stock, all of which are exercisable, as follows: Mr. Cooley – none; Dr. Incropera - 20,487 shares; Mr. Jones - 36,876 shares; Mr. Kuester - 36,876 shares; Mr. Martin - 20,487 shares; Mr. Neale – 37,900 shares; Ms. Williams - 20,487 shares and Mr. Yonker - 36,876 shares.

(2)
Represents amounts expensed in fiscal 2010 relating to stock grants.  The assumptions used to determine the value of the awards are discussed in Note 24 of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-K for the fiscal year ended March 31, 2010.

(3)
Represents the change in pension value between the end of fiscal 2009 and the end of fiscal 2010 under the Modine Manufacturing Company Director Emeritus Retirement Plan.  The change in pension value is solely a result of the change in the interest rate used to calculate the present value of the pension benefit under the Director Emeritus Retirement Plan because no benefits otherwise continue to accrue under that plan.  The Company used interest rates of 5.93 , 7.73 percent and 6.62 percent to calculate the present value of the pension benefit at March 31, 2010, March 31, 2009 and March 31, 2008, respectively.

The Board of Directors adopted the Director Emeritus Retirement Plan pursuant to which any person, other than an employee of the Company, who was or became a director of Modine on or after April 1, 1992 and who retired from the board would be paid a retirement benefit equal to the annualized sum directors were paid for their service to the Company as directors (including board meeting attendance fees but excluding any applicable committee attendance fees) in effect at the time such director ceased his or her service as a director.  The retirement benefit continues for the period of time equal in length to the duration of the director's board service.  If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary would receive the benefit.  In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable under the Director Emeritus Retirement Plan.  The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.  Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it.  All eligible directors who retired prior to July 1, 2000 continue to receive benefits pursuant to the Director Emeritus Retirement Plan.  All current directors eligible for participation, Ms. Williams, Messrs. Jones, Kuester, Martin, Neale and Yonker, and Dr. Incropera, accrued pension benefits pursuant to the Director Emeritus Retirement Plan until July 1, 2000.

Share Ownership Guidelines

Effective January 16, 2008, the board adopted share ownership guidelines for incumbent members of the Board of Directors and officers of the Company.  The guidelines are set forth in the Company’s Guidelines on Corporate Governance that are available at the Company’s website, www.modine.com.  The board believes that in order to further align the interests of members of the board and shareholders, members of the board and officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward the guideline figures.  The guidelines generally provide that by 2013, incumbent directors are expected to hold shares of Company stock with a value of at least three times the value of the director’s annual cash retainer.   All directors, except for the three appointed in May, are in compliance with the guidelines.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis explains the compensation philosophy, policies and practices of the Company with respect to the named executive officers (“NEOs”) included in the Summary Compensation Table below as required by the SEC.  The NEOs for fiscal 2010 were:

•	Thomas A. Burke, President and CEO (Principal Executive Officer and Principal Financial Officer (on an interim basis as of May 25, 2010));

•	Bradley C. Richardson, former Executive Vice President – Corporate Strategy and CFO (former Principal Financial Officer);

•	Klaus A. Feldmann, Regional Vice President – Europe;

•	Thomas F. Marry, Regional Vice President – Asia & Commercial Products Group;

•	Scott L. Bowser – Regional Vice President – Americas; and

•	Margaret C. Kelsey, Vice President – Corporate Development, General Counsel and Secretary.

Other than the Principal Executive Officer and former Principal Financial Officer, Messrs. Feldmann, Marry and Bowser and Ms. Kelsey were the four most highly compensated executive officers as of March 31, 2010.

The compensation for these individuals is listed in the tables on pages 22 through 30 of this Proxy Statement.

Executive Summary

Executive Compensation Philosophy.  The ONC Committee seeks to pay the executive officers of Modine fairly for performance consistent with Modine’s core values.  The ONC Committee believes that approach will enhance shareholder return.

Composition of the ONC Committee.  Ms. Williams, Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., is the chairperson of the ONC Committee, and Messrs. Kuester, Martin and Yonker serve as members.  All of these individuals are seasoned executives with extensive managerial and public company board experience as well as significant experience gained serving on Modine’s Board of Directors.  The members of the ONC Committee are acutely attuned to the economic challenges Modine faced in fiscal 2009 and fiscal 2010.  Please see Biographies of Nominees and Continuing Directors above for additional information concerning the members of the ONC Committee.

Factors Influencing Executive Compensation in Fiscal 2010.  The global economic crisis that occurred during fiscal 2009 threatened the viability of the Company.  In the face of this crisis, the Company took decisive steps to reduce costs, including closing plants; paring its product portfolio; drastically reducing its global workforce, including the elimination of senior leaders; and sharpening its capital allocation discipline.

In response to the global economic crisis and consistent with the measures taken by the Company, the ONC Committee:

•	Froze base salary at fiscal 2009 levels for all NEOs;

•
Set the short-term, performance-based cash award to be paid at Target levels only if the Company complied with the financial covenants in its debt documents which were to achieve Adjusted EBITDA of more than $35 million and to limit capital expenditures to no more than $70 million; and

•
Suspended the use of performance stock awards because the significant uncertainty in the global economy created a situation where meaningful long-term performance targets were nearly impossible to establish.  In lieu of performance stock awards, the ONC Committee awarded stock options and retention restricted stock awards to NEOs.

Other Significant Actions of the ONC Committee in Fiscal 2010.

Retention Plan. The ONC Committee reevaluated the retention plan it established in fiscal 2009 and modified it to eliminate the repayment requirement should a recipient leave the Company prior to April 1, 2011.

Formation of a Peer Group.  The ONC Committee directed Towers Watson to create a peer group for Modine consisting of public companies with revenues between $1 billion and $3 billion with an industrial, automotive, manufacturing and/or electrical components and equipment focus for use in making compensation decisions for future years.

Use of Compensation Survey Data.  In prior years, the ONC Committee reviewed survey data prepared by its compensation consultant, Towers Watson, to compare elements of executive compensation at the Company to the general levels shown in the survey results.  However, the ONC Committee did not use survey data or other benchmarking tools in setting executive compensation in fiscal 2010 because it elected to freeze salaries at fiscal 2009 levels.  Further, the ONC Committee determined that the Company and the NEOs were encountering unprecedented turmoil in the Company’s markets and survey data for years prior to the global recession was not relevant in determining compensation and incentives in fiscal 2010.  In addition to freezing salaries at fiscal 2009 levels, the ONC Committee did not change the payout level under the short-term performance-based cash award plan for fiscal 2010.

Alignment of Objectives with Results.  The ONC Committee believes the structure of its executive compensation program contributed to the Company’s improved financial condition in fiscal 2010.  The Company’s stock price closed at $11.24 on March 31, 2010 versus a closing price of $2.50 at March 31, 2009.  The Company remained in compliance with its financial covenants and, as a result, paid a bonus to the NEOs as described below under Elements of Executive Compensation for Fiscal 2010 –Short-Term, Performance-Based Cash Award.

Overall Goals of the Executive Compensation Program

The ONC Committee sets the compensation philosophy at Modine.  In determining the philosophy, the ONC Committee seeks to help the Company achieve its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  In addition, the ONC Committee is focused on attracting and retaining employees who are qualified, motivated and committed to excellence.  The ONC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is intended to reward short-term performance as well as serve as a retention tool.  The annual cash incentive is intended to reward the achievement of annual operating goals that are critical to the Company’s short-term business objectives.  The equity portion of the compensation package provides incentives that align the executives’ returns with those of shareholders, encourages long-term retention and rewards the executive for the Company’s superior long-term performance.

The ONC Committee has the following principles:

•	Compensation is a primary factor in attracting and retaining employees and Modine's goals can only be achieved if it attracts and retains qualified and highly skilled people;

•
All elements of executive compensation, including base salary, targeted annual incentives (cash-based), and targeted long-term incentives (stock-based), are set to levels that the ONC Committee believes ensure that executives are fairly, but not excessively, compensated;

•	Strong financial and operational performance is expected and shareholders’ investments must be preserved and enhanced over time;

•	Compensation must be linked to the interests of shareholders and the most effective means of ensuring this linkage is with equity incentives such as restricted stock awards and stock option grants;

•
Operating units of the Company are interdependent and the Company, as a whole, benefits from cooperation and close collaboration among individual units so it is important to reward overall corporate results rather than the  performance of any single operating unit; and

•
The executive compensation program should reflect the economic condition of the Company so in a year in which the Company underperforms, the compensation of the executive officers will be lower than in years when the Company is achieving its objectives.

As reflected in this Compensation Discussion and Analysis, the ONC Committee believes the compensation program is aligned with these principles.

Treatment of the CEO

The CEO participates in the same programs and receives compensation based generally on the same factors as the other NEOs.  However, the level of the CEO’s compensation is even more heavily dependent upon the Company’s performance than the other NEOs’.  Mr. Burke’s overall compensation reflects a greater degree of policy- and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.  Given his key role in policy and decision making, the ONC Committee believes that the CEO’s compensation should be weighted more heavily toward equity awards so his compensation more directly correlates with the Company’s performance.

Factors Influencing Executive Compensation in Fiscal 2010

Modine’s financial results for fiscal 2009 – a loss from continuing operations of $103.6 million, or $3.23 per share – were disappointing.  Revenues declined to $1.4 billion amid the lowest vehicular production rates in decades.  Modine’s two largest markets, North America and Europe, were particularly hard hit by the global recession.  Gross profit declined 23 percent from the previous year to $187 million, as some relative stabilization in North America’s profitability was more than offset by a steep decline in European profitability.  Modine’s share price reached historic lows.  These results caused Modine to be out of compliance with its debt covenants.  In late fiscal 2009, the Company amended its debt covenants to give Modine access to additional liquidity.  In the face of this crisis, the Company took decisive steps to reduce costs, including closing plants; paring its product portfolio; drastically reducing is global workforce, including the elimination of senior leaders; and renewing its sharp focus on capital allocation discipline.

The ONC Committee’s structure for executive compensation for fiscal 2010 reflected not only an understanding of the effect the recession had on the Company but also a lack of satisfaction with the Company’s financial results.  The ONC Committee sought to reward NEOs for managing through the global recession while also motivating them to remain committed to delivering improved results.

Elements of Executive Compensation for Fiscal 2010

Base Salary

Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  Individual performance, based upon achievement of the employee’s performance management plan, is a key component in determining base salary and any adjustments to base salary.  The determination of base salary affects every other element of executive compensation because all of the other components of executive compensation, including short-term, performance-based awards; long-term incentive compensation payouts; retirement benefits; and severance, are determined based on the amount of the individual’s base salary.  The ONC Committee annually reviews base salaries to ensure that, on the basis of responsibility, performance and job scope, the compensation levels are in keeping with the ONC Committee's principles.

The Corporate Governance and Nominating Committee (the “Nominating Committee”), working with the ONC Committee, evaluates the individual performance of the Company’s CEO.  The ONC Committee recommends the CEO’s base salary to the Board of Directors based upon this evaluation.  The ONC Committee and the Board of Directors, in determining Mr. Burke’s annual base salary, evaluate Mr. Burke’s achievement of his performance management plan goals.

The ONC Committee froze the salaries of all NEOs, including the CEO, and other officers in fiscal 2010 at the fiscal 2009 levels.  The ONC Committee determined that the NEO’s and other officers’ compensation was appropriate at the fiscal 2009 levels given the global recession and the Company’s resulting financial condition.

Short-Term, Performance-Based Cash Award

The Management Incentive Plan (the “MIP”) is Modine’s broadly applicable short-term, performance cash award plan designed to motivate and reward the Company’s leaders.  The MIP, during fiscal 2010, rewarded compliance with two financial covenants in the Company’s debt agreements: Adjusted EBITDA of more than $35 million and capital expenditures of no more than $70 million.  The ONC Committee made awards under the MIP contingent upon compliance with these covenants because such actions were, and continue to be, critical to the success of the Company and because MIP participants are most responsible for achievement of the plan metrics.  During fiscal 2010, all NEOs participated in the MIP.

For fiscal 2010, the ONC Committee determined that if the financial covenants described above were met, the Company would pay a bonus under the MIP at the Target payout level used in fiscal 2009 and, if they were not met, the Company would not pay a MIP bonus.  The MIP for fiscal 2010 did not have a Threshold or Maximum payout level as it had in prior years.  The Company met the above-described financial covenants for fiscal 2010 and paid all participants in the MIP at the Target level.  The Company did not make a payment to Mr. Richardson under the MIP for fiscal 2010 because he resigned his position with the Company prior to the end of the fiscal year.

The MIP payments are set as a percentage of salary and the NEO’s MIP levels were as follows:

Bonus Level	Percentage of CEO Salary Subject to Award	Percentage of Salary Subject to Awards for Messrs. Feldmann and Marry	Percentage of Salary Subject to Award for Ms. Kelsey and Mr. Bowser
Target	100	50	40

Equity Incentives - Long-Term Incentive Compensation

The long-term incentive element of the Company’s executive compensation program is used to attract, retain and motivate key employees who directly impact the performance of the Company over a timeframe greater than a year.  Long-term compensation is stock-based so that Modine’s stock price directly affects the amount of compensation the executive receives.

In May 2009, the ONC Committee determined that use of a performance stock award plan would be suspended for fiscal 2010 because of the significant uncertainty in the economic climate for the industrial sector.  The ONC Committee determined that it could not set realistic targets for the next three fiscal years as the plans had historically been structured.  As a result, the ONC Committee resolved to eliminate any new grants of performance stock awards during fiscal 2010 and to reevaluate the program in the coming year.

Given the Company’s relatively low stock price at the time of grant, the ONC Committee abandoned the monetary valuation for equity awards for fiscal 2010 and, instead, used share count as the reference for the amount of the awards.  The low stock price would have resulted in dramatically larger grants and a potential windfall to the plan participants in the event of even a modest recovery in the Company’s stock price.  The ONC Committee made awards of restricted stock and grants of stock options to participants in the long-term incentive plan, in the aggregate, in an amount up to 2.5 percent of the Company’s outstanding common stock.  The ONC Committee determined that dilution of up to 2.5 percent was in keeping with the dilution values of prior Long-Term Incentive plans and provided an appropriate incentive level without undue dilution of shareholder value.  The ONC Committee determined the number of shares each executive officer would receive under this plan and then granted 20 percent of the award as restricted shares and 80 percent of the award as stock options.  The ONC Committee weighted the award more heavily in stock options because it believes that stock options focus executives on driving long-term performance and a resulting increase in stock price that enhances return for shareholders and the value of the incentive.  The Company’s stock options have an exercise price equal to the fair market value of the common stock on the effective date of the grant.  For NEOs, 25 percent of the stock options granted in fiscal 2010 vested on the date of grant and 25 percent then vest each year in three annual installments thereafter.  The stock options expire ten years from the effective date of the grant.  Retention restricted stock awards reward employees for their continued commitment to the Company.  The ONC Committee was concerned about retention of senior management and resolved to continue to provide an incentive to stay with the Company through the award of retention restricted stock at a meaningful level for the employees.  The restrictions on the shares lapse on one-quarter of the shares each year over a period of four years.

The table below sets forth the number of shares subject to stock options and the number of shares of restricted stock issued to each NEO in fiscal 2010:

	Shares Subject to Stock Options(#)	Shares of Restricted Stock (#)

Mr. Burke	140,472	35,118

Mr. Richardson	73,740	18,435

Mr. Feldmann	42,828	10,707

Mr. Marry	27,580	6,895

Mr. Bowser	19,580	4,895

Ms. Kelsey	20,978	5,245

Prior to fiscal 2010, the ONC Committee made performance stock awards that were earned by achieving corporate financial goals over a three-year period.  The amount of the award varied based upon the achievement of Threshold, Target or Maximum levels.  Once earned, the performance stock awards are not subject to any restrictions.  Determinations of the achievement of performance goals for the performance stock awards are not made until the Company’s audited financial statements covering the last year in the three-year performance period are completed.  The Company historically used two measures to determine the payouts under these performance stock plans – earnings per share growth (“EPS”) and total shareholder return (“TSR”).  At the end of fiscal 2010, two performance stock award plans were active, the plan initiated in May 2007 and the plan initiated in May 2008.  Each of these plans was described in the Compensation Discussion and Analysis section of prior proxy statements.  After the end of fiscal 2010, the Company determined that it did not achieve either the EPS or the TSR levels set forth under the plan initiated in May 2007 and did not issue any performance stock awards under that plan.  The plan initiated in May 2008 is still active and any payment under that plan will be determined after the end of fiscal 2011.

See the Grants of Plan-Based Awards table below that contains estimates of future payouts of long-term compensation.

Retention Plan

In the face of the departure of two key members of management in the Company’s fourth quarter of fiscal 2009, the ONC Committee, knowing that the Performance Stock Award Plan would not achieve its Threshold level for fiscal 2009 performance and having doubt as to whether the MIP would achieve its Threshold level for fiscal 2009 performance, instituted a retention plan for members of the Company’s Executive Council to attempt to ensure the stability of the Company’s senior management team through the global recession.  At that time, the Executive Council had 13 members, including all NEOs, other officers and certain other key employees.  Under the retention plan, all members of the Executive Council, other than Mr. Burke who declined to participate in the retention plan, are paid a bonus in an amount equal to one year’s salary (as of April 1, 2009) in three equal installments in December 2009, October 2010 and April 2011 as long as they are employed by the Company on the payment dates.

The Company paid the first installment under the retention plan to the NEOs, other than Mr. Burke and Mr. Richardson, in December 2009 as follows: Mr. Feldmann – 96,903€ (the equivalent of $130,915 at March 31, 2010); Mr. Marry - $96,667; Mr. Bowser - $83,333; and Ms. Kelsey - $83,333.  The Company did not pay any sum to Mr. Richardson under the retention plan because he resigned from the Company before the payment of the first installment.

When the ONC Committee originally instituted the retention plan, it determined that in the event a member of the Executive Council voluntarily terminated employment with the Company prior to April 2011, such individual would be contractually obligated to return all sums, net of taxes, paid by the Company to him or her under the retention plan.  Upon reflection, the ONC Committee determined that the goal of the plan – retention of talented employees – was adequately served by making payments in installments.  Therefore, the ONC Committee instructed the Company to eliminate the repayment feature from the retention plan in fiscal 2010.

Changes to Executive Compensation for Fiscal 2011

Peer Group

The ONC Committee directed Towers Watson to create a peer group for Modine consisting of public companies with revenues between $1 billion and $3 billion with an industrial, automotive, manufacturing and/or electrical components and equipment focus (the “Peer Group”).  The Peer Group was determined after executive compensation measures were finalized for fiscal 2010 and was not used in connection with fiscal 2010 compensation decisions when salaries were frozen at fiscal 2009 levels.  The ONC Committee did use Peer Group data in fiscal 2011 as a reference in setting Mr. Burke’s base salary for fiscal 2011 as discussed below.

The following is the list of companies in the Peer Group:

A.O. Smith Corp.	Encore Wire Corp.	Sauer-Danfoss Inc.

Accuity Brands Inc.	EnerSys Inc.	Thomas & Betts Corp.

American Axle & Manufacturing Holdings Inc.	Graftech International Ltd.	The Toro Company

AMETEK Inc.	Hayes Lemmerz International Inc.	Wabtec Corp.

Baldor Electric Co.	Hubbell Inc.	Woodward Governor Co.

Belden Inc.	Regal-Beloit Corp.

Brady Corp.	Roper Industries Inc.

CEO Compensation

The ONC Committee, with input from the Chairman, determined after the end of fiscal 2010 that Mr. Burke’s compensation was inadequate given his significant contribution to the Company.  Mr. Burke chose not to participate in the retention plan described above and, like the other NEOs, did not receive a salary increase in fiscal 2010.  The ONC Committee increased Mr. Burke’s salary from $627,750 to $722,000 effective on July 1, 2010.  In addition, in June 2010, the ONC Committee granted Mr. Burke equity in the form of stock options and retention stock awards in an amount, in the aggregrate, equal to his increased annual salary.  At this same time, the ONC Committee recommended that Mr. Burke’s long-term incentive plan Target level remain at 200 percent of this increased salary.

MIP Metrics

For fiscal 2011, the ONC Committee seeks to reward MIP participants for the Company’s achievement of broad financial goals.  The ONC Committee, as a result, determined that the MIP metrics for fiscal 2011 will be achievement of certain adjusted operating margin and asset turnover targets.  For fiscal 2011, the ONC Committee will again institute Threshold, Target and Maximum levels of payment under the MIP and any payments will depend upon the results of the Company as measured against specific adjusted operating margin and asset turnover targets.

Long-Term Incentive Compensation

For fiscal 2011, the ONC Committee will return to the practice of setting equity grants as a percentage of base salary and will resume the use of performance stock awards as part of the Company’s long-term incentive compensation plan.

For fiscal 2011, the Company’s long-term incentive plan will include: stock options (20 percent of long-term incentive dollars at Target); retention restricted stock awards (20 percent of long-term incentive dollars at Target); and performance stock awards (60 percent of long-term incentive dollars at Target).  Awards of performance stock will be earned by achieving corporate financial goals over a three-year period.  Payout levels vary based upon the achievement of Threshold, Target or Maximum goals.  Two measures will be used to determine performance stock awards – Adjusted EBITDA growth and return on average capital employed.  Adjusted EBITDA growth will be weighted at 60 percent in determining the Target performance shares and return on capital employed will be weighted at 40 percent in determining the Target performance shares.

Employment and Post-Employment Benefits

General Benefits.  The NEOs receive the same basic employee benefits that are offered by the Company to all salaried employees within the region where the individual resides.  These benefits include medical and dental coverage, disability insurance and life insurance.  The cost of these benefits is partially borne by the employee, including each NEO.

Perquisites.  Until October 2008, the Company provided the NEOs with perquisites and other personal benefits as part of providing a competitive executive compensation program and for employee retention.  Before they were eliminated, perquisites for executive officers resident in the U.S. included an annual allowance for financial and tax planning services; an annual physical at an off-site medical facility; and use of Modine fleet vehicles for occasional personal use.

In October 2008, the Company eliminated all of the above described out-of-pocket executive perquisites for U.S.-based employees.  Mr. Feldmann receives the lease of a vehicle and a retirement supplement as provided for in his employment agreement as is customary in Germany.  As noted in a footnote to the Summary Compensation Table, Messrs. Marry and Bowser received certain payments characterized as perquisites in fiscal 2010 in connection with expatriate assignments in China and Brazil, respectively.

Retirement Benefits for U.S. Employees.

The Company offers retirement benefits to its employees through tax-qualified plans, including an employee and employer funded Modine 401(k) Retirement Plan for U.S. Salaried Employees (the “401(k) Retirement Plan”).  Under the 401(k) Retirement Plan, the Company contributes 50 percent of the amount contributed to the plan by the employee, subject to a maximum contribution of 2.5 percent of the employee’s pay, up to the maximum allowed by law.  While the benefit is available to all of the Company’s full-time employees in the U.S., each individual participant’s 401(k) Retirement Plan balance may vary due to a combination of differing annual amounts contributed by the employee, the investment choices of the participant (the same investment choices are available to all participants in the plan) and the number of years the person has participated in the plan.

The Company has historically also made a contribution early in the calendar year to the 401(k) Retirement Plan equal to a certain percentage of base salary and bonus for each full-time U.S. salaried employee, including the NEOs (other than Mr. Feldmann).  This defined contribution plan is a vehicle for retirement savings and was initiated after the Company froze the accumulation of credited service in its defined benefit pension plan.  In February 2010, the Company contributed an amount equal to four percent of calendar 2009 salary for each full-time, U.S. salaried employee to this defined contribution plan.  The percentage contributed was determined based upon the Board of Directors’ assessment of business performance balanced against the need to offer competitive benefits.

The Company’s defined benefit pension plan, which is frozen, is more fully described in the Pension Benefits Table below.  Messrs. Richardson, Marry and Bowser and Ms. Kelsey participate in the Company’s defined benefit pension plan.  Mr. Burke joined the Company after the defined benefit pension plan was closed to new participants.  Mr. Feldmann does not participate in the U.S. Company-sponsored pension plan because he is a citizen of Germany, but Mr. Feldmann’s employer provides a cash benefit of 5 percent of base salary to Mr. Feldmann to fund a retirement benefit.

In addition to the employee benefits applicable to U.S. employees in general, more highly compensated employees of Modine, including the NEOs (other than Mr. Feldmann) receive the following benefits:

Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified plan.  The Deferred Compensation Plan allows a highly compensated employee to defer salary but in no event may the deferral into the Deferred Compensation Plan exceed 10 percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The committee administering the plan tracks performance as if the amounts deferred were invested in certain investment vehicles.  The sums deferred do not earn a preferential rate of return.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  As part of the Company’s objective of restoring in this plan amounts that exceeded the allowable Company match in the 401(k) Retirement Plan because of statutory limits, the Company contributes an amount equal to the amount of the employer match that was not allowed to be contributed to the 401(k) Retirement Plan for such individual due to statutory limits.

Executive Supplemental Retirement Plan (“SERP”).  The SERP is a non-qualified pension plan.  The SERP which, like the defined benefit pension plan, is frozen, is an extension of the Company’s qualified pension plan.  Under the SERP,  salary and bonus that are in excess of statutory limits are taken into account in determining non-qualified benefits payable to an employee.

Share Ownership Guidelines

Effective January 16, 2008, the board adopted share ownership guidelines for directors and officers of the Company, including the NEOs.  The ONC Committee amended the guidelines on May 24, 2010 because the relatively low stock price has made compliance with the guidelines significantly more difficult.  The guidelines are set forth in the Company’s Guidelines on Corporate Governance and are available on the Company’s website, www.modine.com.  The board continues to believe that directors and officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward compliance with the guidelines.

The guidelines continue to provide that by the fifth anniversary of appointment to the position, or 2013, whichever occurs later, the President and CEO is expected to hold shares of Company stock with a value of at least four times his annual base salary at the commencement of the five-year period.  As amended, the guidelines now do not distinguish between named executive officers and other officers and provide that all officers, other than the President and CEO, are expected to hold shares of Company stock with a value of at least two times their annual base salary at the commencement of the five-year period.  The stock value is determined by using the higher of the stock price at the time of measurement or the average stock price over the previous three years.  The chair of the Nominating Committee evaluates whether an exception, if any, should be made for any officer, who, due to his or her unique financial circumstances or other extenuating circumstances, would incur a hardship by complying with the applicable guideline and, in such an event, may make an exception to the guidelines for such individual. Additionally, the guidelines may be temporarily waived for an officer who has an unusual personal circumstance or is approaching retirement and has a need to diversify his/her stock holdings.

Employment Agreements

The Company has an employment agreement with Mr. Burke.  Modine Holding GmbH, the Company’s subsidiary in Germany, has an employment agreement with Mr. Feldmann, as is customary in Germany.  The Company also has change in control agreements with all of its other NEOs, its other officers and certain other key employees.  The purpose of these agreements is to ensure continuity and, in the case of change in control provisions, the continued dedication of key employees during any period of uncertainty due to a change in control.  See Potential Payments upon Termination or Change in Control below for additional information about these agreements.

As described in the Compensation Discussion and Analysis section of prior proxy statements, the Company had an employment agreement with Mr. Richardson, the Company’s former Executive Vice President – Corporate Strategy and CFO.  Mr. Richardson and the Company agreed to terminate the employment agreement on November 13, 2009, the effective date of Mr. Richardson’s resignation from the Company.

Tax Implications for NEOs

The ONC Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code of 1986, as amended (the “Code”).  For example, Section 409A of the Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The ONC Committee has generally structured the elements of Modine’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs.  Section 280G and related provisions of the Code impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change in control and results in the loss of the compensation deductions for such payments by the executive’s employer.  The ONC Committee has structured the change in control payment under its employment and change in control agreements with the NEOs (other than Mr. Feldmann who does not have a change in control agreement) to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments for those executives.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company's CEO and the other NEOs who are covered by Section 162(m).  Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The ONC Committee believes that it is generally in the Company’s best interest to attempt to structure compensation amounts and plans in a manner that satisfies the requirements of Section 162(m).  However, the ONC Committee also recognizes the need to retain flexibility to approve compensation amounts and plans that may not meet Section 162(m) standards in order to enable the Company to meet its overall objectives.  Accordingly, the board and the ONC Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances.  Further, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will do so.

Officer Nomination and Compensation Committee Report

The ONC Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management; and, based on that review and discussion, the ONC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and the Company’s annual report on Form 10-K.

Members of the ONC Committee:

Marsha C. Williams, Chair	Vincent L. Martin

Dennis J. Kuester	Michael T. Yonker

Compensation-Related Risk Assessment

At its meeting in October 2009, the ONC Committee, with Mr. Cooley, the Chair of the Audit Committee, in attendance, assessed each element of compensation – base salary; annual cash bonus; long-term incentives – as well as the retention plan and other plans covering employees in international locations to determine whether any of such elements or plans promote excessive or unreasonable risk-taking.  Towers Watson, the ONC Committee’s compensation consultant, assisted in the assessment.  The ONC Committee determined that the Company’s compensation policies and practices encourage behaviors that drive the performance of the Company as a whole and balance short-term results with longer-term results, again, in the interests of shareholders.  The ONC Committee determined that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its shareholders.

Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company's Principal Executive Officer, former Principal Financial Officer, and the four most highly compensated executive officers, other than the Principal Executive Officer and former Principal Financial Officer, serving as executive officers as of March 31, 2010 for services rendered to the Company and its subsidiaries during the fiscal years ended March 31, 2010, 2009 and 2008.  Under SEC rules, information is provided for Mr. Richardson because he served as the Principal Financial Officer of the Company during the fiscal year ended March 31, 2010.  Mr. Richardson resigned from the Company on November 13, 2009.  The Board of Directors appointed Mr. Burke Principal Financial Officer of the Company on May 25, 2010, after the end of fiscal 2010.  In addition, under SEC rules, information is provided for Mr. Marry and Ms. Kelsey for fiscal 2010 and fiscal 2009 only and Mr. Bowser for fiscal 2010 only.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas A. Burke President and CEO	2010	627,750	-	175,941	469,176	627,750	NA	25,893	1,926,510

	2009	627,750	-	632,152	0	0	NA	38,787	1,298,689

	2008	462,500	-	447,403	100,003	0	NA	59,310	1,069,216

Bradley C. Richardson former EVP – Corporate Strategy and CFO	2010	309,430	-	92,359	246,292	0	46,292	91	694,464

	2009	454,530	-	331,840	0	0	-	35,034	821,404

	2008	414,000	-	398,214	89,013	0	-	42,872	944,099

Klaus A. Feldmann(7) Regional VP – Europe	2010	293,645€/	96,903€/	39,706€/	105,883€	146,823€/	NA	28,682€/	711,642€/
		$396,710	$130,915	$53,642	$143,046	$198,356		$38,749	$961,418

	2009	293,645€/	-	167,274€/	0	0	NA	43,764€/	504,683€/
		$390,122		$222,232				$58,143	$670,497

	2008	282,645€/	-	157,810€/	35,295€/	0	NA	41,428€/	517,178€/
		$446,728		$249,423	$55,784			$65,475	$817,410

Thomas F. Marry Regional VP – Asia & Commercial Products Group	2010	290,000	96,667	34,544	92,117	145,000	54,035	148,522	860,885

	2009	288,223	-	121,123	0	0	-	147,577	556,923

Scott L. Bowser -Regional VP-Americas	2010	250,000	83,333	24,524	65,397	100,000	35,832	108,578	667,664

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)

Margaret C. Kelsey Vice President – Corporate Development, General Counsel & Secretary	2010	250,000	83,333	26,277	70,067	100,000	27,455	16,047	573,179

	2009	226,646	-	60,424	0	0	-	12,959	300,029

(1)	The salary amounts include amounts deferred at the NEO's option through contributions to the Modine 401(k) Retirement Plan and the Modine Deferred Compensation Plan.

(2)
The amounts in the “Bonus” column consist of payments of the retention bonus described in the Compensation Discussion and Analysis section above.  Payments under the MIP are set forth in the “Non-Equity Incentive Plan Compensation” column of this table.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for Retention Restricted Stock Awards and Performance Stock Awards (for fiscal 2008 and fiscal 2009).  See Grants of Plan-Based Awards for Fiscal 2010, Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation and the Outstanding Equity Awards at Fiscal Year End table for further discussion regarding the Retention Restricted Stock Awards and the Performance Stock Awards.  The assumptions used to determine the value of the awards are discussed in Note 24 of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-K for the fiscal year ended March 31, 2010.

(4)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for grants of stock options.  The assumptions used to determine the value of the options are discussed in Note 24 of the Notes to the Consolidated Financial Statements of the Company contained in the Company’s Form 10-K for the fiscal year ended March 31, 2010.  The actual value, if any, that an optionee will realize upon the exercise of an option will depend on the excess of the market value of the Company’s common stock over the exercise price on the date the option is exercised, which cannot be forecasted with any accuracy.

(5)
Represents the change in pension value between the end of fiscal 2009 and the end of fiscal 2010 for the NEOs who participate in the Modine Manufacturing Company Pension Plan for Non-Union Hourly-Paid Factory Employees and Salaried Employees and the Executive Supplemental Retirement Plan.  For purposes of calculating the change in benefit values from year to year, the discount rates used to determine the present value of the benefit were 5.93 percent as of March 31, 2010 and 7.73 percent as of March 31, 2009.

(6)
The amounts set forth in this column for fiscal 2010 include: Company contributions under the 401(k) Retirement Plan (“401(k) Co. Match”); Company contributions to the qualified deferred contribution plan (“Def. Contr. Plan”); Company matching contributions under the Modine Deferred Compensation Plan (“DC Co. Match”); Company payment of long-term disability insurance premiums (“LTD Ins.”); Company payment of life insurance premiums (“Life Ins.”); perquisites and other personal benefits.  The perquisites for Mr. Feldmann include the lease of and maintenance of a car amounting to 14,000€ ($18,914 at March 31, 2010) and a retirement supplement amounting to 14,682€ ($19,835 at March 31, 2010) because he does not participate in the benefit plans available to U.S. residents.  In calendar 2009, the Company paid $131,824 in connection with Mr. Marry’s ex patriot assignment in China, as follows: $35,621 for housing expenses; $11,654 for cost of living adjustments; $8,779 for moving expenses; $40,794 in tax gross up; $28,189 in host country taxes; $6,250 as a hardship allowance; $500 for tax preparation expenses; and $37 for miscellaneous expenses.  In calendar 2009, the Company paid $92,622 in connection with Mr. Bowser ex patriot assignment in Brazil:

$24,495 for housing expenses; $9,190 for cost of living adjustments; $50,902 in tax gross up; $4,753 for home leave expenses; $840 in tax equalization payments; $500 for tax preparation expenses; and $1,942 for miscellaneous expenses.

Name	401(k) Co. Match ($)	Def. Contr. Plan ($)	DC Co. Match ($)	LTD Ins. ($)	Life Ins. ($)	Perquisites ($)	Total ($)

Thomas A. Burke	6,125	9,800	9,846	68	54	0	25,893

Bradley C. Richardson	0	0	0	51	40	0	91

Klaus A. Feldmann	NA	NA	NA	NA	NA	28,682€/	28,682€/
						$38,749	$38,749

Thomas F. Marry	6,125	9,800	651	68	54	131,824	148,522

Scott L. Bowser	6,090	9,744	0	68	54	92,622	108,578

Margaret C. Kelsey	6,125	9,800	0	68	54	0	16,047

(7)
The salary, bonus and other annual compensation for Mr. Feldmann, who works and lives in Germany, were paid to him in euros.  The amounts shown in U.S. dollars in the table above were converted from euros at the following exchange rates in effect at March 31 in the years indicated: 2010 - $1 = .7402€; 2009 - $1 = .7527€; and 2008 - $1 = .6327€.

Grants of Plan-Based Awards for Fiscal 2010

In fiscal 2010, the Company granted stock options and retention restricted stock as Plan-Based Awards.

Stock options have an exercise price equal to the fair market value of the common stock on the date of grant.  Stock options granted in fiscal 2010 vest in four annual installments commencing on the date of grant.  The stock options expire ten years from the date of grant.

The following table sets forth information about grants of any award made in the fiscal year ended March 31, 2010 to the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (2) (#)		All Other Option Awards; Number of Securities Under- lying Options (2) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Thomas A. Burke	6/09/09	NA	627,750	NA	NA	NA	NA
								35,118					175,941
										140,472		5.01	469,176

Bradley C. Richardson	6/09/09	NA	454,530	NA	NA	NA	NA
								18,435	(3)				92,359
										73,740	(3)	5.01	246,292

Klaus A. Feldmann	6/09/09	NA	198,356	NA	NA	NA	NA
								10,707					53,642
										42,828		5.01	143,046

Thomas F. Marry	6/09/09	NA	145,000	NA	NA	NA	NA
								6,895					34,544
										27,580		5.01	92,117

Scott L. Bowser	6/09/09	NA	100,000	NA	NA	NA	NA
								4,895					24,524
										19,580		5.01	65,397

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (2) (#)	All Other Option Awards; Number of Securities Under- lying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Margaret C. Kelsey	6/09/09	NA	100,000	NA	NA	NA	NA
								5,245			26,277
									20,978	5.01	70,067

(1)	The awards are made under the MIP. Award levels for the MIP are set prior to the beginning of the fiscal year.

(2)	Option and Retention Restricted Stock Awards are made under the 2008 Incentive Compensation Plan.

(3)
On June 9, 2009, the Company awarded Mr. Richardson options to purchase 73,740 shares of common stock. Of those options, 18,435 vested immediately on June 9, 2009 and 55,305 were forfeited due to resignation.  Mr. Richardson also forfeited 31,249 shares of Restricted Stock Awards.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(3)

Thomas A. Burke	25,609		30.40	5/31/2015	41,515	466,629	32,148	361,344
	9,298		32.61	1/17/2016
	12,471		27.22	1/16/2017
	31,848		13.33	2/11/2018
	35,118	105,354	5.01	6/09/2019

Bradley C. Richardson	25,608		20.96	11/13/2012	0	0	0	0
	16,390		28.48	11/13/2012
	14,238		30.82	11/13/2012
	9,797		32.61	11/13/2012
	12,609		27.22	11/13/2012
	28,348		13.33	11/13/2012
	18,435		5.01	11/13/2012

Klaus A. Feldmann	15,366		22.70	1/17/2011	16,475	185,179	12,834	144,254
	20,487		22.24	1/16/2012
	11,472		18.09	1/06/2013
	12,292		28.48	1/20/2014
	10,653		30.82	1/18/2015
	6,605		32.61	1/17/2016
	8,127		27.22	1/16/2017
	17,754		13.33	2/11/2018
	10,707	32,121	5.01	6/09/2019

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(3)

Thomas F. Marry	3,073		22.70	1/17/2011	9,931	111,624	6,601	74,195
	4,097		22.24	1/16/2012
	4,302		18.09	1/06/2013
	8,194		28.48	1/20/2014
	7,119		30.82	1/18/2015
	2,560		32.61	1/17/2016
	3,471		27.22	1/16/2017
	7,992		13.33	2/11/2018
	6,895	20,685	5.01	6/09/2019

Scott L. Bowser	1,000		22.24	1/16/2012	5,682	63,866	2,511	28,224
	2,151		18.09	1/06/2013
	2,151		28.48	1/20/2014
	1,864		30.82	1/18/2015
	1,820		32.61	1/17/2016
	1,718		27.22	1/16/2017
	3,812		13.33	2/11/2018
	4,895	14,685	5.01	6/09/2019

Margaret C. Kelsey	3,073		24.81	4/02/2011	7,104	79,849	3,715	41,757
	6,146		22.24	1/16/2012
	3,442		18.09	1/06/2013
	4,916		28.48	1/20/2014
	4,261		30.82	1/18/2015
	1,455		32.61	1/17/2016
	2,191		27.22	1/16/2017
	5,793		13.33	2/11/2018
	5,245	15,734	5.01	6/09/2019

(1)
For stock options granted prior to April 1, 2009, all options were exercisable immediately if the recipient had been employed by the Company for at least one year.  All stock option grants granted after April 1, 2009, vest in four equal annual installments commencing on the date of grant.

(2)
These shares are Retention Restricted Stock Awards.  The market value of the awards was determined by multiplying the number of unvested shares by $11.24, the closing price of the Company’s common stock on the NYSE on March 31, 2010.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of Retention Restricted Stock Awards.

The restricted shares vest as follows:

	Share Vesting for Thomas Burke (#)	Share Vesting for Klaus Feldmann (#)	Share Vesting for Thomas Marry (#)	Share Vesting for Margaret Kelsey (#)	Share Vesting for Scott Bowser (#)
May 12, 2010	NA	2,100	1,400	700	NA
June 9, 2010	8,779	2,676	1,723	1,311	1,223
January 16, 2011	1,071	698	299	190	148
February 11, 2011	2,663	1,484	668	484	318
June 9, 2011	8,779	2,676	1,723	1,311	1,223
February 11, 2012	2,663	1,486	669	485	321
June 9, 2012	8,779	2,676	1,723	1,311	1,223
June 9, 2013	8,781	2,679	1,726	1,312	1,226

(3)
These are Performance Stock Awards reflected at the Threshold level.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of Performance Stock Awards.  The market value of the awards was determined by multiplying the number of unvested shares by $11.24, the closing price of the Company’s common stock on the NYSE on March 31, 2010.

Option Exercises and Stock Vested for Fiscal 2010

Each of the stock prices set forth below was the closing price of the common stock on the NYSE on the date the restrictions lapsed and the shares vested.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas A. Burke	0	0	5,000	22,350	(1)
			1,068	12,175	(2)
			797	9,086	(3)
			2,663	24,659	(4)

Bradley C. Richardson	0	0	480	2,246	(5)
			2,100	10,080	(6)

Klaus A. Feldmann	0	0	480	2,246	(5)
			2,100	10,080	(6)
			696	7,934	(2)
			567	6,464	(3)
			600	6,840	(7)
			1,484	13,742	(4)

Thomas F. Marry	0	0	320	1,498	(5)
			1,400	6,720	(6)
			297	3,386	(2)
			221	2,519	(3)
			400	4,560	(7)
			668	6,186	(4)

Scott L. Bowser	0	0	147	1,676	(2)
			318	2,945	(4)

Margaret C. Kelsey	0	0	160	749	(5)
			700	3,360	(6)
			187	2,132	(2)
			125	1,425	(3)
			200	2,280	(7)
			484	4,482	(4)

(1)	Shares vested on May 31, 2009 at $4.47 per share, the closing price on May 29, 2009.
(2)	Shares vested on January 16, 2010 at $11.40 per share.
(3)	Shares vested on January 17, 2010 at $11.40 per share.
(4)	Shares vested on February 11, 2010 at $9.26 per share.
(5)	Shares vested on May 6, 2009 at $4.68 per share.
(6)	Shares vested on May 12, 2009 at $4.80 per share.
(7)	Shares vested on January 18, 2010 at $11.40 per share.

Pension Benefits Table for Fiscal 2010

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Thomas A. Burke	NA	NA	NA	NA

Bradley C. Richardson	Salaried Pension Plan	3.1	64,425	0
	SERP	3.1	88.995	0
	Total		153,420	0

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Klaus A. Feldmann	NA	NA	NA	NA

Thomas F. Marry	Salaried Pension Plan	7.9	133,876	0
	SERP	7.9	27,739	0
	Total		161,615	0

Scott L. Bowser	Salaried Pension Plan	8.3	96,924	0
	SERP	NA	NA	NA
	Total		96,924	0

Margaret C. Kelsey	Salaried Pension Plan	5.3	71,604	0
	SERP	5.3	1,185	0
	Total		72,789	0

The Company used the following assumptions to determine the present value of the accumulated benefit as set forth in the table above: discount rate of 5.93 percent; use of RP-2000 combined health and mortality tables projected to 2010 using scale AA (post-retirement decrement only); service up to March 31, 2006 and pay up to December 31, 2007 (the plans froze service accumulation on March 31, 2006 and pay changes on December 31, 2007); employees elect to begin payments as soon as they are eligible to receive unreduced benefits; 80 percent of employees elect lump sums from the qualified plan and 20 percent elect annuities; and all payments from the SERP are in the form of a lump sum with lump sums valued using a 3-tier yield curve of 2.29 percent for years 0-5, 5.77 percent for years 5-20 and 6.63 percent for years 20+ and the specified 417(e) mortality table.

Pension Benefits

The Company’s pension plan, The Modine Manufacturing Company Pension Plan (the "Salaried Pension Plan"), is frozen.  Participants in the Salaried Pension Plan no longer earn additional credited service (effective April 1, 2006) and changes in salary for a participant are not considered in determining pension benefits (effective December 31, 2007).  The Salaried Pension Plan used to be a part of competitive compensation for manufacturing companies such as Modine.  The Salaried Pension Plan was frozen in-line with contemporary benefit practices.

The NEOs who were employed by the Company on or before December 31, 2003 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plan (with the exception of Klaus A. Feldmann, who is a German citizen and receives an annual contribution of five percent of his annual base salary as a retirement benefit).  Mr. Burke does not participate in the Salaried Pension Plan because he joined the Company after December 31, 2003.

Retirement benefits are based on an employee's earnings for the five highest consecutive of the last ten calendar years preceding retirement (provided that salary after the plan was frozen is not considered) and on years of service (provided that service after the plan was frozen is not considered).  Applicable earnings include salary, bonus, and any amount deferred under the 401(k) Retirement Plan and the Deferred Compensation Plan which is approximately the same as cash compensation reported in the Summary Compensation Table, but on a calendar year rather than a fiscal year basis.  A minimum of five years of service was required for the benefits to vest.  The principal benefit under the Salaried Pension Plan is a lifetime monthly benefit for the joint lives of a participant and his or her spouse based on the employee's earnings and period of employment.  The pension benefit is not subject to offset against Social Security benefits.  Employees may retire with unreduced early retirement benefits at age sixty-two or may be eligible for disability, deferred or other early retirement benefits depending on age and years of service.  In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the sum of the employee's age plus years of eligible service with the Company equals least 85.  Furthermore, if employed on and before March 31, 2001, an employee who reaches age sixty-two and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he or she elects not to retire at that time.  Payment pursuant to the Salaried Pension Plan may be limited by regulation based upon the funded status of the plan.

Pension benefits under the Salaried Pension Plan are subject to possible limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent amendments thereto.  To the extent that an individual employee's retirement benefit exceeds these limits, the excess will be paid pursuant to the SERP from general operating funds of the Company.

Nonqualified Deferred Compensation Table for Fiscal 2010

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Thomas A. Burke	12,555	26,122	37,946	0	141,474

Bradley C. Richardson	3,094	0	109,874	0	255,028

Klaus A. Feldmann	NA	NA	NA	NA	NA

Thomas F. Marry	29,000	2,897	347,021	0	520,003

Margaret C. Kelsey	0	0	28,097	0	97,731

Scott L. Bowser	0	0	0	0	0

(1)	Amounts include any deferrals of base salary and such amounts are included in the “Base Salary” column of the Summary Compensation Table.

(2)	Amounts are reported in the Summary Compensation Table.

(3)
All executive contributions and contributions by the Company for fiscal 2010 have been reported in the Summary Compensation Table for the current year.  All executive contributions and contributions by the Company with respect to Messrs. Burke and Richardson for prior years in which Messrs. Burke and Richardson were NEOs have been reported in the Summary Compensation Table in prior years.  In total, $134,290 in contributions have been reported for Mr. Burke as an NEO and $325,711 in contributions have been reported for Mr. Richardson as an NEO and reported in the Summary Compensation Table in prior years.   The remainder of the aggregate balances for Messrs. Burke and Richardson in the above column reflects earnings (and losses) on those contributions.  Ms. Kelsey and Mr. Marry became NEOs in 2009 and their contributions and contributions by the Company for fiscal 2009 were reported in the Summary Compensation Table in 2009. In total, $65,445 in contributions have been reported for Mr. Marry and $16,733 in contributions have been reported for Ms. Kelsey in 2009 and 2010.  The remainder of the aggregate balances for Ms. Kelsey and Mr. Marry in the above column reflects contributions prior to 2009 and earnings (and losses) on all contributions.

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a non-qualified plan.  All of the NEOs (with the exception of Mr. Feldmann) are eligible to participate in the Deferred Compensation Plan.  Mr. Bowser does not participate in the Deferred Compensation Plan.  The Deferred Compensation Plan allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to the 401(k) Retirement Plan.  For the 2009 calendar year, an employee could contribute no more than $16,500 to the 401(k) Retirement Plan.  The Deferred Compensation Plan allows a highly compensated employee to defer up to 10 percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The committee administering the plan tracks performance as if the amounts deferred were invested in certain investment vehicles.  The sums deferred do not earn a preferential rate of return.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  The employer match is made in this plan only to the amount that was unavailable in the 401(k) Retirement Plan due to statutory limits.

All of the NEOs were fully vested in their matching contributions and profit sharing contributions as of March 31, 2010.

The investment alternatives available to the NEOs under the Deferred Compensation Plan are selected by Modine and may be changed from time to time.  The NEOs are permitted to change their investment elections at any time on a prospective basis.  The table below shows the funds available under the plan and their annual rate of return for the fiscal year ended March 31, 2010.

Name of Fund	Return for the 12 Months Ended March 31, 2010

T Rowe Price (“TRP”) Retirement 2005	34.54%
TRP Retirement 2010	39.46%
TRP Retirement 2015	44.19%
TRP Retirement 2020	48.45%
TRP Retirement 2025	51.96%
TRP Retirement 2030	54.48%
TRP Retirement 2035	56.05%
TRP Retirement 2040	56.25%
TRP Retirement 2045	56.15%
TRP Retirement 2050	56.13%
Vanguard Intermediate-Term Bond Index	9.96%
Vanguard Institutional Index	49.91%
Vanguard Mid-Cap Index	66.43%
Vanguard Small-Cap Index	72.54%
Vanguard Developed Markets Index	54.18%
Marshall Prime Money Market	0.42%
Pimco Total Return	15.54%
Dodge & Cox Stock	64.45%
Growth Fund of America, Inc.; Class R-5 Shares	46.37%
Goldman Sachs Mid Cap Value	59.55%
Munder Mid-Cap Core Growth	52.55%
Wells Fargo Advantage Small Cap Value	69.44%
DFA International Value	69.67%
Fidelity Advisor Diversified International	51.09%
Modine NQ Company Stock	348.00%

Employment Agreements

Mr. Burke

Mr. Burke has an employment agreement with the Company.  Pursuant to the employment agreement, Mr. Burke agreed to serve as an executive officer of the Company and devote his full-time to the performance of his duties.  The employment contract automatically and continuously extends daily, unless either party gives written notice of termination to the other party, in which case the term would be 36 months beginning on the date such notice was received.  The Company is permitted to terminate the executive’s employment agreement for "Good Cause," as that term is defined in the agreement, and the executive is permitted to terminate the employment agreement for “Good Reason.”

In the event of disability of Mr. Burke during the period of his employment agreement, he would receive base salary and bonus continuation at a level of 100 percent for the first 12 months and up to 60 percent for 24 months, the remainder of the employment agreement term.  He may also receive disability benefits under the Company’s group long-term disability plan; provided, however, that such benefits would offset the amounts described above.

Effective July 1, 2008, the Company entered into an amendment to the employment agreement with Mr. Burke.  The amendment provides that any severance payment under such agreement would be paid over the remainder of the 36-month term of the agreement, rather than in a lump sum.  In addition, the definition of “Good Cause” was amended to provide that a termination for “willful and continued failure to perform substantially the Executive’s duties” would be grounds for termination for Good Cause.  In the event of termination for Good Cause, the Company is not contractually obligated to pay benefits under the agreement to the executive.   The amendment also included provisions to avoid the payment of additional taxes in accordance with Section 409A of the Internal Revenue Code and regulations issued thereunder (“Section 409A”).

Mr. Feldmann

Mr. Feldmann, a citizen of Germany, has an employment agreement with Modine Holding GmbH, the Company’s German subsidiary.  Pursuant to Mr. Feldmann’s employment agreement, which is governed by German law, Mr. Feldmann is obligated to devote his full working time to his position with Modine.  The agreement has a three year term and expires on March 31, 2013.  The parties are obligated to negotiate any proposed changes to the employment relationship that would be included in a new agreement at least one year prior to the termination of the agreement then in effect.  In accordance with the terms of the agreement, the ONC Committee sets Mr. Feldmann’s salary as it does with all other officers.

Mr. Richardson

Prior to his resignation from the Company effective November 13, 2009, Mr. Richardson had an employment agreement with the Company.  The terms of Mr. Richardson’s employment agreement were substantially the same as the terms of Mr. Burke’s employment agreement.  On November 12, 2010, Mr. Richardson and the Company entered into a letter agreement confirming that, upon Mr. Richardson’s resignation and payment by the Company through the date of termination of this employment, the Company shall have no further obligation under the terms of the employment agreement.

Potential Post-Employment Payments

In this section of this Proxy Statement, the Company describes its obligations to its NEOs upon a termination of employment as a result of contracts with such officers or plans or arrangements that benefit such persons.

The Company has an employment agreement with Mr. Burke.  Modine Holding GmbH, the Company’s subsidiary in Germany, has an employment agreement with Mr. Feldmann, as is customary in Germany.  The Company also has change in control agreements with all of its officers, including Messrs. Marry and Bowser and Ms. Kelsey and certain other key employees.

The following sets forth the amount of payments to each NEO (other than Mr. Richardson who resigned as Executive Vice President – Corporate Strategy and Chief Financial Officer effective November 13, 2009 and who received no payment in connection with his resignation) in the event of a termination of employment as a result of voluntary termination, retirement (including early retirement), death, disability, involuntary termination (including termination not for Good Cause or for Good Reason) and termination following a change in control.

Voluntary Termination.  An NEO may terminate his/her employment with the Company at any time.  In general, upon the individual’s voluntary termination:

•	we would not pay severance;

•	the executive would forfeit all unvested retention restricted stock awards;

•	all of the executive’s performance stock awards for which the performance period has not ended would terminate;

•	all benefits and perquisites would cease; and

•
the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP (see the Pension Benefits Table for Fiscal 2010 on pages 27 and 28) and the Nonqualified Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table for Fiscal 2010 on page 29).

Retirement and Early Retirement.  None of our NEOs was eligible for retirement on March 31, 2010.  In general, upon the executive’s full or early retirement:

•	we would not pay severance;

•	for full retirement and for early retirement with the approval of the ONC Committee, all unvested Retention Restricted Stock Awards would vest;

•
subject to the discretion of the ONC Committee, the individual would receive, at the end of the applicable performance period for each of his/her annual and long-term incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had such individual remained employed through the end of each such performance period, based upon the Company’s actual performance;

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, the SERP and the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Death.  In general, upon the death of an NEO:

•	the executive’s estate would receive his/her base salary through the month in which the executive dies and any unused vacation pay;

•	all unvested Retention Restricted Stock Awards would vest;

•
subject to the discretion of the ONC Committee, the individual would receive, at the end of the applicable performance period for each of his/her annual and long-term incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had such individual remained employed through the end of each such performance period, based upon the Company’s actual performance;

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, the SERP and the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Disability.   If a total and permanent disability causes the termination of Mr. Burke’s employment, then:

•
he would receive base salary and bonus continuation at a level of 100 percent for the first twelve months and up to 60 percent for 24 months, the remainder of the employment term.  He may also receive disability benefits under the Company’s group long-term disability plan; provided, however, that such benefits would offset the amounts described above;

•	all unvested Retention Restricted Stock Awards would vest;

•
subject to the discretion of the ONC Committee, he would receive, at the end of the applicable performance period for each of his annual and long-term incentive awards outstanding, a pro-rata portion of any payout he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance; and

•	all benefits and perquisites would cease.

If Mr. Feldmann is unable to perform his duties under his employment agreement as a result of incapacity due to illness or accident or other reasons beyond his control, then:

•
his employer would pay him his monthly gross pay as well as any incentive compensation under the MIP for a period of up to six months, after the deduction of any sick pay provided by health insurance Mr. Feldmann were to receive.  If the incapacity exceeds six months, his employer would pay him another six months of gross salary minus the gross salary his employer must pay a substitute performing his job;

•	with the approval of the ONC Committee, all unvested Retention Restricted Stock Awards would vest;

•
subject to the discretion of the ONC Committee, Mr. Feldmann would receive, at the end of the applicable performance period for each of his long-term incentive awards outstanding, a pro-rata portion of the award amount he would have earned had he remained employed through the end of each such performance period, based on the Company’s actual performance; and

•	all benefits and perquisites would cease.

If a total and permanent disability causes the termination of employment a U.S.-based NEO, other than Mr. Burke, then for such NEO:

•	we would not pay severance;

•	with the approval of the ONC Committee, all unvested Retention Restricted Stock Awards would vest;

•
subject to the discretion of the ONC Committee, the NEO would receive, at the end of the applicable performance period for each of his/her annual and long-term incentive awards outstanding, a pro-rata portion of any payout he/she would have earned had he/she remained employed through the end of each such performance period, based on the Company’s actual performance;

•	all benefits and perquisites would cease; and

•	the NEO, if a participant in the Salaried Pension Plan, the SERP and the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination for Good Cause.  The Company may terminate Mr. Burke’s employment for “Good Cause” under the terms of his employment agreement and, thereby, terminate any obligation to Mr. Burke under his employment agreement.  A termination for “Good Cause” generally means a termination for theft, dishonesty, fraud, violation of certain provisions of the employment agreement, or a serious violation of law.  Mr. Feldmann’s employer may terminate his employment for compelling reasons with a notice of extraordinary termination.  In such event, Mr. Feldmann’s employer would have no further obligation to Mr. Feldmann under his employment agreement.   An NEO without an employment agreement is not entitled to receive any additional forms of severance payments or benefits upon termination for cause.  On the NEO’s termination date, generally, all Retention Restricted Stock Awards and long-term incentive awards would be forfeited and all benefits and perquisites would cease.  The NEO, if a participant in the Salaried Pension Plan, the SERP and the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination without Good Cause or for Good Reason.  If the Company terminates the employment of Mr. Burke and the termination is not for Good Cause or if Mr. Burke terminates employment with the Company for Good Reason ("Good Reason" means at least one of the following events has occurred without the consent of executive: a material diminution in the executive’s base salary; a material decrease in the executive’s authority, duties or responsibilities or those of the supervisor to whom the executive reports; a material diminution in the budget over which the executive has authority; a material change in the geographic location at which the executive must perform services; or any other action or inaction that constitutes a material breach of the terms of the executive’s employment agreement), the Company is obligated to:

•
pay to Mr. Burke an amount equal to three times his "Average Annual Earnings" ("Average Annual Earnings" means the average base salary and actual cash incentive or bonus he earned in the five taxable years preceding the year of termination unless he has been employed for a lesser period of time) over the remainder of the term of the employment agreement and in accordance with Section 409A; and

•
continue, for a period of 36 months from the date of termination, to allow the executive to participate in certain employee health, welfare and retirement benefits, including plans designed to provide the executive with benefits that he or she would have received under qualified plans but for the statutory limitations on qualified benefits.  In the event that such plans preclude such participation, the Company would pay an equivalent amount in cash.

In no event would Mr. Burke receive the benefits described above if (i) he discloses confidential information of the Company in violation of the agreement and such disclosure results in a demonstrably material injury to the Company or (ii) he engages in Competition, as that term is defined in the agreement, with the Company.

If Modine Holding GmbH terminates the employment of Mr. Feldmann without cause, Mr. Feldmann would receive his salary for the remainder of the term of the agreement and, subject to the approval of the ONC Committee, all of Mr. Feldmann’s Retention Restricted Stock Awards would vest.

If the Company terminates the employment of Mr. Marry, Ms. Kelsey or Mr. Bowser without cause, the ONC Committee has the sole discretion to determine the amount, if any, of severance payments and benefits that would be offered to the individual.  In making this determination, the ONC Committee may consider a number of factors including the reasons for the termination, the executive’s tenure and performance, the executive’s personal circumstances and the amount of severance payments, if any, generally offered to executives at other companies in similar positions.  Although it is reasonably likely that the Company would offer a severance payment and benefits to Messrs. Marry and Bowser and Ms. Kelsey in the event of an involuntary termination, the amount of such salary and benefits is not estimable.

In addition, subject to the discretion of the ONC Committee, all unvested Retention Restricted Stock Awards would vest if the Company were to terminate the employment of an NEO without cause.

Change in Control Agreements

Mr. Burke’s employment agreement contains Change in Control provisions.  In addition, the Company has entered into a Change in Control Agreement and Termination Agreement with each of the other officers (and certain other key employees) located in the U.S., including Messrs. Marry and Bowser and Ms. Kelsey.  A Change in Control, as generally defined in these agreements, shall be deemed to take place on the occurrence of any of the following events: the commencement by an entity, person or group of a tender offer for at least 30 percent of the outstanding capital stock of the Company entitled to vote in elections of directors (“Voting Power”); the effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50 percent of the Voting Power of the surviving or resulting corporation, or (ii) a transfer of 30 percent of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50 percent of the Voting Power; or (iv) during any period of 24 months the persons who at the beginning of such 24-month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

Mr. Feldmann’s employment agreement does not address a Change in Control.  We have assumed that if Mr. Feldmann’s employment were terminated by his employer following a Change in Control, Mr. Feldmann would receive the same benefits as set forth in his agreement for an involuntary termination.

Summary of the Payments and Benefits Upon a Change in Control

If at any time during the 24 months after a Change in Control occurs Mr. Burke’s employment were terminated without "Good Cause" or if Mr. Burke were to terminate the agreement for any reason, the Company is obligated to:

•
pay to Mr. Burke an amount equal to three times the greater of: (i) the sum of his base salary and target bonus for the most recently completed fiscal year or (ii) his five year average base salary and actual bonus, payable in a lump sum within 60 days after the date of termination of employment, but no earlier than the first date on which the Company may make such payment without causing an additional tax to be paid by the executive under Section 409A;

•	pay to Mr. Burke an amount equal to the pro-rata portion of the target bonus for the calendar year in which his employment terminated;

•	accelerate the vesting of Mr. Burke’s Retention Restricted Stock Awards so that all such awards would immediately vest or the restrictions would lapse, as the case may be, on the date of termination;

•
if payments made to Mr. Burke were subject to the excise tax provisions of Section 4999 of the Code, pay Mr. Burke an additional lump sum payment sufficient to cover the full cost of such excise taxes and his federal, state and local income and employment taxes on the payment; and

•
continue to provide coverage for a period of three years to Mr. Burke, his spouse and other dependents under all welfare plans maintained by the Company in which such persons were participating immediately prior to the termination unless precluded by the plan, in such case the Company would pay an equivalent amount in cash.

For all other U.S. based NEOs, in the event of a "Change in Control," if employment of the employee is terminated by the Company for any reason other than "Good Cause," or terminated by the employee for "Good Reason" within 24 months after the Change in Control occurs or for any reason during the 13th month after the Change in Control, the Company is obligated to provide the same benefits as described above for Mr. Burke with the exception that the Company would pay to the employee an amount equal to two times the greater of: (i) the sum of his/her then current base salary and target bonus or (ii) his/her five year average base salary and actual bonus and continue to provide coverage under welfare plans (or the equivalent) for a period of two years.  It is assumed that in the event of a Change in Control, the defined contribution plan match would be two and one-half percent of base salary.  We have also assumed that all payments, other than Company contributions to the 401(k) Retirement Plan and defined contribution plan, as a result of termination following a Change in Control are “parachute payments” as defined in Section 280G of the Code for purposes of determining excise tax and the gross-up of the excise tax amount.

In the event of the executive's death after termination after a Change in Control, such amounts would be payable to the executive's estate.

Potential Payments Upon Termination or Change in Control Table

Name	Cash Payment ($)		Accelerated Vesting of Equity ($)(1)		Retirement Plan Benefits: Pension Plan (Qualified & SERP) ($)	Continued Perquisites and Benefits ($)	Total ($)

Thomas A. Burke

Death	NA		466,629		NA	NA	466,629
Disability	2,762,100		466,629		NA	(2)	3,228,729
Involuntary Termination	2,193,348		466,629		NA	386,066	3,046,043
Termination if Change in Control	4,394,250	(4)	466,629		NA	1,913,091	6,773,970
Change in Control (no termination)	NA		NA		NA	NA	NA

Klaus A. Feldmann

Death	0		185,179		NA	NA	185,179
Disability	595,065		185,179		NA	NA	780,244
Involuntary Termination	1,190,130		185,179	(6)	NA	NA	1,375,309
Termination if Change in Control(7)	1,190,130		185,179		NA	NA	1,375,309
Change in Control (no termination)	NA		NA		NA	NA	NA

Name	Cash Payment ($)		Accelerated Vesting of Equity ($)(1)		Retirement Plan Benefits: Pension Plan (Qualified & SERP) ($)	Continued Perquisites and Benefits ($)		Total ($)

Thomas F. Marry

Death	NA		111,624		76,112	NA		187,736
Disability	(2)		111,624		161,615	(2)		273,239
Involuntary Termination	Not estimable		111,624	(5)	161,615	Not estimable		Not estimable
Termination if Change in Control	1,015,000	(8)	111,624		161,615	451,583	(9)	1,739,822
Change in Control (no termination)	NA		NA		NA	NA		NA

Scott L. Bowser

Death	NA		63,866		0	NA		63,866
Disability	(2)		63,866		96,924	(2)		160,790
Involuntary Termination	Not estimable		63,866	(5)	96,924	Not estimable		Not estimable
Termination if Change in Control	800,000	(8)	63,866		96,924	342,832	(10)	1,303,622
Change in Control (no termination)	NA		NA		NA	NA		NA

Margaret C. Kelsey

Death	NA		79,849		34,986	NA		114,745
Disability	(2)		79,849		72,789	(2)		152,638
Involuntary Termination	Not estimable		79,849	(5)	72,789	Not estimable		Not estimable
Termination if Change in Control	800,000	(8)	79,849		72,789	354,667	(11)	1,307,305
Change in Control (no termination)	NA		NA		NA	NA		NA

(1)	Amounts represent the vesting of Retention Restricted Awards at the closing stock price of $11.24 on March 31, 2010.

(2)	Paid in accordance with plans available to all salaried employees.

(3)
Amount consists of $188,325 for three years of welfare plan benefits (or the equivalent) (assumed to be 10 percent of salary); $47,081 for three years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan and $150,660 for three years of Company contributions to the Defined Contribution Plan.

(4)	Amount is (i) three times Base Salary and Target Bonus for fiscal 2010 and (ii) pro rata Target Bonus for fiscal 2010.

(5)	Amount consists of, in addition to those described in Footnote (2), $1,527,025 for excise tax and gross up.

(6)
For purposes of this table, we have assumed that the ONC Committee would approve the vesting of all unvested shares of Retention Restricted Stock but the inclusion of such amounts should not be considered a guarantee that the ONC Committee would approve the vesting of such awards.

(7)
Mr. Feldmann’s employment contract does not address a Change in Control.  We have assumed that Mr. Feldmann would receive the same benefits as set forth for involuntary termination if he were involuntarily terminated following a Change in Control.

(8)	Amount is (i) two times Base Salary and Target Bonus for fiscal 2010 and (ii) pro rata Target Bonus for fiscal 2010.

(9)
Amount consists of $58,000 for two years of welfare plan benefits (or the equivalent) (assumed to be 10 percent of salary); $14,500 for two years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan; $34,800 for two years of Company contributions to the Defined Contribution Plan; and $344,283 for excise tax and gross up.

(10)
Amount consists of $50,000 for two years of welfare plan benefits (or the equivalent) (assumed to be 10 percent of salary); $12,500 for two years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan;  $28,000 for two years of Company contributions to the Defined Contribution Plan; and $252,332 for excise tax and gross up.

(11)
Amount consists of $50,000 for two years of welfare plan benefits (or the equivalent) (assumed to be 10 percent of salary); $12,500 for two years of Company contributions to the 401(k) Retirement Plan and Deferred Compensation Plan;  $28,000 for two years of Company contributions to the Defined Contribution Plan; and $264,167 for excise tax and gross up.

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2011 to audit the consolidated financial statements of the Company.  Before the Audit Committee selected PwC, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.

If the shareholders do not ratify the appointment of PwC, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

If, prior to the annual meeting, PwC shall decline to act or its engagement shall be otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the meeting will be subject to ratification by the shareholders at the 2011 Annual Meeting of Shareholders.

Services provided to the Company and its subsidiaries by PwC in fiscal 2010 and fiscal 2009 are described under Independent Auditor’s Fees for Fiscal 2010 and 2009 below.

Representatives of PwC are expected to be present at the 2010 Annual Meeting of Shareholders.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

The Board recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

INDEPENDENT AUDITORS’ FEES FOR FISCAL 2010 AND 2009

The following table represents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2010 and March 31, 2009, and fees billed for other services rendered by PwC during those periods.

(In thousands)	Fiscal 2010	Fiscal 2009

Audit Fees: (a)	1,773.9	2,422.7

Audit-Related Fees: (b)	149.9	91.6

Tax Fees: (c)	3.3	—

All Other Fees: (d)	7.8	7.8

Total	1,934.9	2,522.1

(a)
Audit Fees:  Fees for professional services performed by PwC for (1) the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (2) the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; (3) the attestation of management’s report on the effectiveness of internal control over financial reporting (the Sarbanes-Oxley Act Section 404 attestation); and (4) services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)
Audit-Related Fees:  Fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company's financial statements. This amount also includes employee benefit plan audits, attestations by PwC that are not required by statute or regulation, consulting on financial accounting/reporting standards, and due diligence related to mergers and acquisitions.

(c)
Tax Fees:  Fees for professional services performed by PwC with respect to tax compliance, tax advice, and tax planning.  This includes preparation of returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "Audit-Related" items.

(d)
All Other Fees:  Fees for permissible work provided by PwC that do not meet any of the above-category descriptions.   The fees for fiscal 2010 and fiscal 2009 were for two user licenses of PwC’s Comperio research library.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Company's financial statements were at all times compatible with maintaining PwC’s independence.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm, subject to the “de minimis” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.  Alternatively, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year.  Descriptions of each project are provided to the Audit Committee.  Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services.  The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects.  All of the fees paid to the independent registered public accounting firm in the fiscal year ended March 31, 2010 and fiscal year ended March 31, 2009 were approved in advance by the Audit Committee.

Report of the Audit Committee

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors.  As set forth in the charter, the Audit Committee's purpose is to assist the Board of Directors in monitoring the:

•	Integrity of the Company's financial statements;

•	Independent registered public accounting firm’s qualifications and independence;

•	Performance of the Company's internal audit function and independent registered public accounting firm; and

•	The Company's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

•
Appoints the independent registered public accounting firm for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent registered public accounting firm appropriate staffing and compensation;

•	Retains, to the extent it deems necessary or appropriate, independent legal, accounting or other advisors;

•	Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest;

•	Reviews the activities and recommendations of the Company's internal auditing program;

•
Monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent registered public accounting firm about draft annual financial statements and key accounting and reporting matters;

•	Monitors and reviews the Company’s earnings releases with management and the Company’s independent registered public accounting firm;

•
Determines whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to PCAOB Ethics and Independence Rule 3526 (Independence Discussion with Audit Committees));

•	Annually reviews management's programs to monitor compliance with the Company's Code of Ethics; and

•
Since the Pension Committee was disbanded, annually reviews with management the assumptions and disclosures related to the defined benefit and post-employment benefit plans as well as the status, policies and procedures relating to Company common stock held in any such plan.

The Audit Committee met four times during the fiscal year ended March 31, 2010.  The Audit Committee has an appropriate number of meetings to ensure that it devotes appropriate attention to all of its responsibilities.  The Audit Committee's meetings include, whenever appropriate, executive sessions with the Company's independent registered public accounting firm and with the Company's internal auditors, in each case without any member of the Company's management being present.

In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's independent registered public accounting firm to review and discuss all financial statements, including the Company’s audited financial statements, prior to their issuance and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  PwC presented the matters required to be discussed with the Audit Committee by AU Section 380, “The Auditor’s Communication with Those Charged with Governance” and SEC Regulation S-X, Rule 2-07 “Communication with Audit Committees.”

With respect to the Company's independent registered public accounting firm, the Audit Committee, among other things, discussed with PwC matters relating to its independence, after receiving the written disclosures and the letter from PwC required by the PCAOB Ethics and Independence Rule 3526.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010, for filing with the SEC.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity.  The Audit Committee does not complete its reviews of the matters described above prior to our public announcements of financial results.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and its report on the effectiveness of the Company’s internal controls over financial reporting, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal controls over financial reporting.

Members of the Audit Committee:

Charles P. Cooley, Chair	Marsha C. Williams

Frank P. Incropera	Frank W. Jones

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Ethics applies to all directors, officers, employees and anyone else associated with or doing business on behalf of the Company.  The Code of Ethics requires that all such persons avoid any situation that conflicts with the proper discharge of his or her responsibility to the Company or that impairs his or her ability to exercise independence of judgment with respect to the transactions in which he or she is involved for the Company.  Significant transactions with the Company’s directors, officers, employees or their relatives, or enterprises in which they have material interests, are not permitted unless such transactions are fully disclosed and have been approved by the Board of Directors or the Audit Committee as being in the best interest of the Company.  The Code of Ethics is available on the Company’s website, www.modine.com.

At the end of each fiscal year, each director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves Modine (or any subsidiary or affiliate of Modine) and that individual, his or her immediate family and any entity with which he, she or such immediate family member is associated.  All responses to the questionnaires are reviewed by the Company’s Legal Department and shared with the CEO, as appropriate.  Based upon such review, there were no related party transactions with respect to persons who were directors or officers during fiscal 2010.

Modine is a large global organization that engages in thousands of purchases, sales and other transactions annually.  Modine may enter into purchase and sales transactions with other companies, universities and entities in which members of the Board of Directors or executive officers are executive officers or members of boards of these entities.  Modine enters into these arrangements in the ordinary course of business and at competitive prices and terms.  The Company anticipates that similar transactions may occur in the fiscal year ending March 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

Modine’s equity compensation plans, listed below, all have been approved by shareholders:

•	2008 Incentive Compensation Plan;

•	The Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors;

•	2007 Incentive Compensation Plan;

•	1994 Incentive Compensation Plan;

•	1994 Stock Option Plan for Non-Employee Directors; and

•	Modine Manufacturing Company Stock-Based Compensation Plan for Thermacore Employees under the DTX Corporation 1997 Plan.

The following table sets forth required information about equity compensation plans as of March 31, 2010:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance (excluding securities reflected in 1st column)

Equity Compensation Plans approved by security holders	2,657,330	$20.05	1,374,387

Equity Compensation Plans not approved by security holders	NA	NA	NA

Total	2,657,330	$20.05	1,374,387

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and certain persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of Modine and derivative securities of Modine with the SEC.   Those “reporting persons” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of those filings and other information furnished by the reporting persons, we believe that all of the Company’s reporting persons complied during the fiscal year ended March 31, 2010 with the reporting requirements of Section 16(a) of the Exchange Act with the exception of Thomas F. Marry who had one late filing due to a delay in receipt of trade information.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2010 Annual Meeting of Shareholders.  Should any additional matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their best judgment.

Shareholder Proposals for 2011

Shareholder proposals for the 2011 Annual Meeting of Shareholders of the Company must be received no later than February 22, 2011 at the Company's principal executive office, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, directed to the attention of the Company’s Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the proxy rules of the SEC.  Written notice of shareholder proposals and director nominations for the 2011 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year's annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no earlier than April 13, 2011 and no later than May 9, 2011 at such offices, directed to the attention of the Company’s Secretary and must be submitted in accordance with the requirements of the Bylaws of the Company.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

Margaret C. Kelsey,
Vice President – Corporate Development,
General Counsel and Secretary

June 22, 2010

The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Company's Form 10-K (without exhibits).  Such requests should be addressed to:  Director of Investor Relations and Corporate Communications, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin, 53403-2552.  A copy of the Company's Form 10-K is available on our website, www.modine.com.

Appendix A

Modine Manufacturing Company

ANNUAL MEETING OF SHAREHOLDERS

Rules of Conduct

In order to conduct an orderly and constructive meeting of shareholders in a manner that is fair to the interests of all shareholders, and give all shareholders present a reasonable opportunity to be heard, the 2010 Annual Meeting of Shareholders will be conducted in accordance with the following rules and procedures:

1.
You need not vote at this meeting if you have already voted by proxy and have not revoked your proxy.  If you have previously voted but wish to change your vote, or if you have not yet voted, you may request a ballot from the inspector of election and vote before the polls close.

2.
Subject to the discretion of the Chairman, the business of the meeting will be taken up in the order on the agenda.  When an item on the agenda is before the meeting, questions or comments should be confined to that item.

3.
Only shareholders eligible to vote at the meeting (or holders of their proxies) may speak at the meeting.  Shareholders should not address the meeting until recognized by the Chairman of the meeting.  Shareholders eligible to vote who wish to address the meeting, should rise and wait to be recognized.  Once recognized, shareholders (or proxy holders) should state their name and, if applicable, the name of any shareholder they represent.

4.	Each speaker shall be limited to 3 minutes on a particular subject. Once a shareholder has spoken on a subject, that shareholder should give other shareholders the opportunity to speak.

5.
Shareholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated.  The meeting is not to be used as a forum to present views that are not directly related to the business before the meeting.

6.	Questions and comments unrelated to agenda items should be held for discussion after the conclusion of the formal meeting.

7.	Individual matters, not of concern to all shareholders generally, such as personal grievances, are not appropriate matters for general discussion.

8.	The use of cameras or sound recording equipment is prohibited, except those employed by the corporation, if any, to provide a record of the proceedings.

A-1

Notice
of Meeting
and Proxy
Statement

2010	Annual Meeting
of Shareholders

VOTE BY INTERNET - www.proxyvote.com
MODINE MANUFACTURINGCOMPANY
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 21, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O CORPORATE SECRETARY
1500 DEKOVEN AVENUE	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
RACINE, WI 53403
If you would like to reduce the costs incurred by Modine Manufacturing Company in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up unti 11:59 p.m. Eastern Time on July 21, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717. If you vote by phone or Inter net, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M25938-P98484	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODINE MANUFACTURING COMPANY

The Board of Directors recommends you vote
FOR the following proposals:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Thomas A. Burke	☐	☐	☐

	1b.	Charles P. Cooley	☐	☐	☐

	1c.	Gary L. Neale	☐	☐	☐

		For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted FOR the election of ALL nominees listed above, and FOR Item 2.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend the 2010 Annual	☐	☐
Meeting of Shareholders.

Please sign exactly as your name(s) appear(s) on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on July 22, 2010 - the Notice and Proxy Statement and 2010 Annual Report on Form 10-K are available at www.proxyvote.com and www.modine.com.

M25939-P98484

ANNUAL MEETING OF SHAREHOLDERS
Thursday, July 22, 2010
9:00 a.m. CDT
This proxy is solicited on behalf of the Board of Directors.

If you consented to access your proxy information electronically, you may view it by going to the Modine Manufacturing Company website, www.modine.com.

The undersigned hereby appoints Robert R. Kampstra and Margaret ("Peggy") C. Kelsey, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the 2010 Annual Meeting of Shareholders of Modine Manufacturing Company to be held at The Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, WI 53202 on July 22, 2010 at 9:00 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxy and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgement of the proxy holders.

Modine 401(k) Retirement Savings Plans-Voting Instructions to Trustee, Marshall & Ilsley Trust Company N.A., for the Annual Meeting of Shareholders. If you are a participant in the Modine 401(k) Salaried Retirement Savings Plan or the Modine 401(k) Hourly Retirement Savings Plan, you have the right to give instructions to the Trustee as to the voting of shares of Modine Manufacturing Company common stock held in the plan account. The voting of those shares will occur at the 2010 Annual Meeting of Shareholders or at any adjournment(s) thereof. In this regard, please indicate your voting choices on the card, sign and date it, and return this card promptly in the enclosed postage paid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in an account for which a proxy is not received will generally be voted by the Trustee, Marshall & Ilsley Trust Company N.A., in the same proportion that all shares in the plan for which voting instructions have been received are voted although it may do otherwise in its discretion.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Continued and to be signed on reverse side.